                                                                    EXHIBIT 10.2

                         ACQUISITION TERM LOAN AGREEMENT



                           Dated as of March 16, 1999



                                      Among



                               THE IRVINE COMPANY



                           THE BANKS HEREIN NAMED and



             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION



                             AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1 DEFINITIONS........................................................................1
   1.1      Defined Terms....................................................................1
   1.2      Use of Defined Terms............................................................25
   1.3      Accounting Terms................................................................25
   1.4      Exhibits....................................................................... 26
   1.5      Cross-References................................................................26

ARTICLE 2 RECITALS..........................................................................27

ARTICLE 3 ADVANCES......................................................................... 28
   3.1      Advances........................................................................28
   3.2      Designation of Advances.........................................................29
   3.3      Termination of Commitment.......................................................31
   3.4      Letter of Credit................................................................31

ARTICLE 4 PAYMENTS..........................................................................33
   4.1      Interest........................................................................33
   4.2      Principal.......................................................................34
   4.3      Fees............................................................................36
   4.4      Additional Fees and Costs.......................................................36
   4.5      Manner and Treatment of Payments................................................42

ARTICLE 5 SECURITY..........................................................................44
   5.1      Secured Credit..................................................................44
   5.2      Delivery of the Pledge Agreement and Other Related Documents....................44

ARTICLE 6 CONDITIONS........................................................................45
   6.1      Conditions for Effectiveness of This Agreement..................................45
   6.2      Conditions for Advance or Designation.  ........................................46
   6.3      Additional Conditions for First Advance.  ......................................46

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................48
   7.1      Incorporation, Qualification, Powers and Capital Stock .........................48



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

                                                                                          Page
                                                                                          ----
   7.2      Execution, Delivery and Performance of Loan Documents ..........................48
   7.3      Compliance with Laws and Other Requirements.....................................49
   7.4      Subsidiaries....................................................................50
   7.5      Financial Statements............................................................51
   7.6      No Material Adverse Change......................................................52
   7.7      Tax Liability...................................................................52
   7.8      Litigation......................................................................52
   7.9      Pension Benefit Plan............................................................53
   7.10     The Business Plan...............................................................53
   7.11     Regulations U and X; Investment Company Act.....................................53
   7.12     No Default......................................................................53
   7.13     Year 2000 Representation........................................................53

ARTICLE 8 COVENANTS OF THE COMPANY..........................................................54
   8.1      Payment of Taxes and Other Potential Liens......................................54
   8.2      Preservation of Existence.......................................................54
   8.3      Maintenance of Properties.......................................................55
   8.4      Maintenance of Insurance........................................................55
   8.5      Compliance with Laws and Other Requirements.....................................55
   8.6      Financial Covenants.............................................................55
   8.8      Lien Free Properties............................................................57
   8.9      Nature of Business..............................................................60
   8.10     Merger, Consolidations..........................................................60
   8.11     Investments.....................................................................62
   8.12     Guaranties......................................................................63
   8.13     Transactions with Affiliates....................................................63
   8.14     Books and Records...............................................................65
   8.15     Inspection Rights...............................................................65
   8.16     Reporting Requirements..........................................................65
   8.17     Continuity of Management........................................................70
   8.18     Restricted Payments.............................................................70
   8.19     Incorporation of Additional Event of Default....................................71
   8.20     Adjustment Following REIT Transfer..............................................71

ARTICLE 9 EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT.......................................72
   9.1      Events of Default...............................................................72



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
                                                                                          Page
                                                                                          ----
   9.2      Remedies Upon Event of Default..................................................75

ARTICLE 10 APPOINTMENT, POWERS AND DUTIES OF BANKS AND ADMINISTRATIVE AGENT.................77
   10.1     Relationship of Company and Banks...............................................77
   10.2     Appointment and Authorization...................................................77
   10.3     Administrative Agent and Affiliates.............................................77
   10.4     Banks' Credit Decisions.........................................................78
   10.5     Action by Administrative Agent..................................................78
   10.6     Non-Liability of the Administrative Agent.......................................79
   10.7     Indemnification.................................................................81
   10.8     Successor Administrative Agent..................................................82
   10.9     Powers of the Administrative Agent..............................................83
   10.10    Limitations on the Administrative Agent.........................................84
   10.11    Approval of Banks...............................................................85
   10.12    Method of Payment...............................................................86
   10.13    Increased Costs.................................................................86
   10.14    Taxes...........................................................................86
   10.15    Excess Payments.................................................................87
   10.16    Return of Payments..............................................................87
   10.17    Default By the Company; Acceleration............................................88
   10.18    Defaults By Banks...............................................................88
   10.19    No Partnership or Joint Venture.................................................90

ARTICLE 11 MISCELLANEOUS....................................................................91
   11.1     Cumulative Remedies; No Waiver..................................................91
   11.2     Amendments; Consents............................................................91
   11.3     Costs, Expenses and Taxes.......................................................92
   11.4     Nature of Banks' Obligations....................................................93
   11.5     Survival of Representations and Warranties......................................93
   11.6     Notices.........................................................................93
   11.7     Execution and Acceptance........................................................94
   11.8     Binding Effect; Assignment......................................................94
   11.9     Indemnity by the Company........................................................94
   11.10    Nonliability of Banks and Participants..........................................95
   11.11    No Third Parties Benefited......................................................95



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
                                                                                          Page
                                                                                          ----
   11.12    Confidentiality.................................................................95
   11.13    Further Assurances..............................................................96
   11.14    Integration.....................................................................96
   11.15    Governing Law...................................................................96
   11.16    Severability of Provisions......................................................96
   11.17    Headings........................................................................96
   11.18    Time of the Essence.............................................................96
   11.19    Assignments.....................................................................96
   11.20    Participations.................................................................100
   11.21    Clear Market Provision.........................................................101

ARTICLE 12 REFERENCE AND ARBITRATION.......................................................102
   12.1     Mandatory Arbitration..........................................................102
   12.2     Real Property Collateral.......................................................102
   12.3     Judicial Reference.............................................................102
   12.4     Provisional Remedies, Self-Help and Foreclosure................................102



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

EXHIBITS
--------
  A-       [Intentionally Deleted]
  B-       Form of Commitment Assignment and Acceptance
  C-       Form of Company Note
  D-1-     Form of Compliance Certificate
  D-2-     Form of Compliance Certificate for Irvine Apartment Communities, L.P.
  E-       Form of Pledge Agreement
  F-       Form of Request for Advance/Designation
  G-       Form of Opinion Letter
  H-       Form of L/C Agreement
  I-       Form of Request for Letter of Credit
  J-       Form of Letter of Credit


Schedules
---------
  1.1A     Designated Investment Properties
  1.1B     Pro Rata Shares
  1.2      Designated Officers
  7.4      Subsidiaries and Other Equity Investments
  7.5      Qualifications to Financial Statements
  7.8      Litigation
  8.10A    Investment Policies
  8.10B    Permitted Existing Investments
  8.12     Existing Transactions with Affiliates

                         ACQUISITION TERM LOAN AGREEMENT

                           Dated as of March 16, 1999

        THIS ACQUISITION TERM LOAN AGREEMENT ("Agreement") is made and entered into by and among THE IRVINE COMPANY, a Delaware corporation ("Company"), each bank whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section
11.19 (collectively, "Banks", and individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent and arranger. The Company, the Banks and the Administrative Agent do hereby covenant and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS


        1.1 Defined Terms. As used in this Agreement, the following capitalized terms shall have the following respective defined meanings:

        "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000), and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

        "Acceptable Broker-Dealer" means any Person other than a natural person
(i) which is registered as a broker or dealer pursuant to the Exchange Act and
(ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

        "Administrative Agent" means Bank of America, when acting in its capacity as Administrative Agent, or any successor Administrative Agent.

        "Administrative Agent's Office" means 5 Park Plaza, Suite 500, Irvine, California 92614-8525, or such other place as may from time to time be designated in writing by the Administrative Agent to the Company and the Banks.

        "Advance" means each of the advances made to the Company pursuant to
Section 3.1, and in each such case includes each LIBOR Advance and each Prime Rate Advance.

        "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time, directly or indirectly, through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

        "Agreement" means this Acquisition Term Loan Agreement, as originally executed or as supplemented, modified or amended from time to time.

        "Amortization Amount" means Fourteen Million Five Hundred and Eighty-Four Thousand Dollars ($14,584,000).

        "Amortization Date" means September 30, 1999, and each December 31, March 31, June 30 and September 30 thereafter through the Maturity Date.

        "Applicable Spread" means (i) during the period from execution of this Agreement through and including the first anniversary of the Effective Date, ninety-five one-hundredths of one percent (0.95%); (ii) during the period from the day after the first anniversary of the Effective Date through and including the Original Maturity Date, one and one-tenth percent (1.10%) and (iii) if the Company extends the Original Maturity Date pursuant to Section 4.2(d), during the period from the day after the Original Maturity Date through and including the Extended Maturity Date, one and thirty-five one-hundredths percent (1.35%).

        "Assignee Bank" has the meaning set forth for such term in Section
11.19.

        "Assigning Bank" means a Bank making an assignment pursuant to Section 11.19.

        "Bank" has the meaning set forth in the introductory paragraph to this Agreement.

        "Bank of America" means Bank of America National Trust and Savings Association or any successor to Bank of America National Trust and Savings Association, by merger, acquisition of assets or otherwise.

        "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which banks are authorized or required to be closed in California or New York.

        "Benefit Plan" means an employee benefit plan maintained for employees of the Company or any ERISA Affiliate and subject to Title IV of ERISA.

        "Business Plan" means the 1999 Business Plan of the Company, a copy of which has previously been submitted by the Company to the Banks, and any other business plan of the Company adopted by the Board of Directors of the Company, in either case as the same may from time to time be supplemented, modified, amended, revised or updated by the Board of Directors of the Company.

        "Capitalized Lease" means any lease the obligations for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

        "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all

Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor provisions thereto.

        "Commitment" means Three Hundred Fifty Million Dollars ($350,000,000). The respective Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1B.

        "Commitment Assignment and Acceptance" means a commitment assignment and acceptance substantially in the form of Exhibit B.

        "Common Stock" means common stock of the Company.

        "Communication" has the meaning for such term set forth in Section 10.11(a).

        "Company" means The Irvine Company, a Delaware corporation, and its successors and assigns.

        "Compliance Certificate" means a compliance certificate substantially in the form of Exhibit D, signed by a Designated Officer of the Company.

        "Confidential Information" means the financial statements of the Company or any Subsidiary, the Business Plan and any other information of a confidential nature disclosed by the Company or any Subsidiary to the Administrative Agent or the Banks.

        "Consolidated EBITDA" means, for any fiscal period, (a) the sum of (i) Consolidated Net Income, (ii) Tax Expense, (iii) Consolidated Interest Expense,
(iv) depreciation and amortization expense, (v) certain non-cash expenses (including the historical purchase price of land, adjusted in accordance with GAAP), and (vi) cash distributions received from Investment Entities, minus (b) the sum of (i) any equity in net earnings or net losses of any Investment Entity and (ii) any extraordinary gains (and plus extraordinary losses), all on a consolidated basis as reported for the applicable period in the financial statements of the Company. For purposes of determining Consolidated EBITDA, the Company shall include in Consolidated Net Income the amount of rental expense and rental income actually paid or received by the Company and its Subsidiaries notwithstanding the provisions and applications of FAS 13.

        "Consolidated Fixed Charges" means, with respect to any period, the sum of (a) all Rentals (other than Rentals on Capitalized Leases) under leases payable by the Company and its Subsidiaries during such period, and (b) all Consolidated Interest Expense.

        "Consolidated Interest Expense" for any period means on a consolidated basis determined in accordance with GAAP all interest expense (including the interest component of Rentals on Capitalized Leases) and all amortization of debt discount and expense accrued in accordance with GAAP on Debt during such period by the Company and its Subsidiaries (including, without limitation, payment-in-kind, zero coupon and other like Securities).

        "Consolidated Net Income" for any period means the gross revenues of the Company and its Subsidiaries for such period, less all expenses and other proper charges determined on a consolidated basis in accordance with GAAP.

        "Consolidated Tangible Net Worth" means, as of the date of any determination thereof, the arithmetic difference of:

        (a) the amount of the capital stock accounts (net of treasury stock, at cost), plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries, in each case on a consolidated basis, minus

        (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Subsidiaries, to wit: goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, organizational expense, and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

        "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries as are properly classified as "assets" in accordance with GAAP, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Total Debt" means, as of any date of determination, all Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items in accordance with GAAP.

        "Consolidated Total Liabilities" means, as of any date of determination, the total liabilities of the Company and its Subsidiaries on that date, as determined in accordance with GAAP on a consolidated basis and as reported for the applicable date in the financial statements of the Company; provided, however, that for purposes of this definition deferred taxes shall be calculated at a combined federal and state income tax rate of forty-one percent (41%).

        "Consolidated Undepreciated Assets" means, as of any date of determination, all Undepreciated Assets of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items in accordance with GAAP.

        "Consolidated Unencumbered Assets" means, as of any date of determination, all Unencumbered Assets of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items in accordance with GAAP.

        "Consolidated Unsecured Debt" means, as of any date of determination, all Unsecured Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items in accordance with GAAP.

        "Corporate Purpose Borrowing" means Debt incurred by IACLP (which may include Debt incurred by IACLP in favor of the Company) for working capital purposes in the ordinary course of its business, including, without limitation, the following:

                (a) Financing the cost of constructing, redeveloping, operating, leasing, repairing or maintaining improvements on real property owned or leased by IACLP;

                (b) Providing permanent or other long-term financing of improved real property owned by IACLP;

                (c) Acquiring real or personal property to be used by IACLP in the ordinary course of its business;

                (d) Providing credit support, in the form of letters of credit, financial guaranties or other forms of financial undertakings, to secure obligations of IACLP incurred in the ordinary course of its business;

                (e) Paying regularly scheduled distributions due to the holders of the Series A and Series B Preferred Limited Partner Units issued by IACLP; and

                (f) Refinancing or replacing any Debt that would qualify as a "Corporate Purpose Borrowing" under the introductory portion and clauses (a) through (e) of this definition.

        "Cross-Default Provision" means a written agreement given to a lender in connection with the extension of credit which would permit such lender to accelerate the maturity of its Indebtedness upon the occurrence of a default under the terms of Indebtedness owed to another lender or lenders.

        "Current Bank" means a Bank that is not a Defaulting Bank.

        "Debt" means, with respect to any Person, without duplication, (a) its liabilities for borrowed monies, (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable in the ordinary course of business, but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any property), (c) its Capitalized Lease obligations, (d) all liabilities for borrowed money secured by a Lien with respect to any property owned by such Person (whether or not it is assumed by such Person or such Person otherwise becomes liable for such liabilities), (e) all liabilities with respect to any unreimbursed draws on letters of credit and (f) any Guaranty of such Person with respect to any of the foregoing. In no event shall the term "Debt" include (i) any assessment, community facilities or other improvement district obligation or other governmental or quasi-governmental levies or (ii) any Uniform Commercial Code filing made in connection with the financing of trade fixtures of lessees of the Company's property or (iii) any amounts secured by a Lien encumbering property of the Company which is subject to an option to purchase to the extent such amounts secured by such Lien (1) represent indebtedness for borrowed money of the optionee and not of the Company, (2) were intended to be and are used by the optionee to improve such property and (3) do not, at any time, secure indebtedness for borrowed money in excess of One Hundred Million Dollars ($100,000,000).

        "Default" means any event that, with the giving of notice or the passage of time or both as applicable, would be an Event of Default.

        "Defaulting Bank" has the meaning set forth for such term in Section 10.18(a).

        "Designated Advance" means a LIBOR Advance.

        "Designated Investment Properties" means the properties identified on the Effective Date as such on Schedule 1.1A attached hereto and thereafter shall mean any property of the Company substituted for any Designated Investment Property or designated as additional Designated Investment Property in accordance with Section 8.8.

        "Designated Market" means with respect to any LIBOR Advance, the London interbank LIBOR market or such other interbank LIBOR market as may be designated in writing from time to time by the Administrative Agent with the consent of the Company (which consent shall not be unreasonably withheld).

        "Designated Officer" means: (a) any Person named in Schedule 1.2A, (b) the chief administrative officer, treasurer, chief financial officer, any senior vice president-corporate finance, any senior vice-president-project finance, any vice president-corporate finance, any vice president-project finance or any other officer of the Company who is authorized from time to time by the Executive Committee of the Board of Directors of the Company to be a Designated Officer of the Company for the purpose of this Agreement and (c) any other Person designated by the Company, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), to be a Designated Officer of the Company for the purpose of this Agreement.

        "Dividend" means any dividend, payment or other distribution on or with respect to capital stock described in clause (a) of the definition of "Restricted Payment".

        "EBITDA" means, for any fiscal period for any Person, (a) the sum of (i) Net Income, (ii) Tax Expense, (iii) Interest Expense, (iv) depreciation and amortization expense, (v) certain non-cash expenses (including the historical purchase price of land, adjusted in accordance with GAAP), (vi) cash distributions from IACLP Investment Entities, minus (b) the sum of (i) any equity in net earnings or net losses of IACLP Investment Entities, and (ii) any extraordinary gains (net any extraordinary losses), all as reported for the applicable period in the financial statements of such Person. For purposes of determining EBITDA, Net Income shall include the amount of rental expense and rental income actually paid or received by such Person notwithstanding the provisions and applications of FAS 13.

        "Effective Date" means the date on which the conditions contained in
Section 6.1 are satisfied. Within five (5) Banking Days of the occurrence thereof, the Administrative Agent shall deliver written notice to the Company confirming the date on which the Effective Date occurred.

        "Eligible Assignee" means (a) another Bank, (b) with respect to any Bank, any Affiliate of that Bank and (c) any commercial bank having total assets of Ten Billion Dollars ($10,000,000,000) or more and that is (i) organized under the Laws of the United States of America or any State thereof or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that such bank (A) is acting through a branch or agency located in the United States of America, (B) is otherwise exempt from withholding of tax on interest and delivers all forms required to evidence such exemption pursuant to the Code and (C) shall not have previously been in any material litigation proceeding adverse to the Company or the Administrative Agent or in any unsatisfactory business relationship with the Company or the Administrative Agent.

        "Equity Offering" means a transaction in which the Company or Subsidiary receives cash in exchange for a Transfer of equity interests in the Company or such Subsidiary, as applicable.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as now or from time to time hereafter amended, and the regulations promulgated and rulings issued thereunder.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of Sections 414(b) and (c) of the Code, and the regulations promulgated and rulings issued thereunder.

        "Event of Default" means any of the events described in Section 9.1.

        "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

        "Extended Maturity Date" means one (1) year from the Original Maturity Date.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Banking Day next succeeding such day, provided that (i) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Banking Day as so published on the next succeeding Banking Day, and (ii) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

        "Fiscal Quarter" means each of the fiscal quarters of the Company ending on each March 31, June 30, September 30 and December 31.

        "Fiscal Year" means the Fiscal Year of the Company ending on each June
30.

        "Fixed Charges" means, with respect to any period for any Person, the sum of (a) all Rentals (other than Rentals on Capitalized Leases) under leases payable by such Person during such period, plus (b) all Interest Expense, plus
(c) scheduled principal amortization on Debt, plus (d) the amount of recurring capital expenditures, in each case during such period.

        "GAAP" means generally accepted accounting principles applied on a consistent basis, except as otherwise specifically provided in this Agreement.

        "Governmental Agency" means: (a) any government, municipality or political subdivision thereof; (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body; (c) any court, administrative tribunal or public utility; or (d) any central bank or comparable authority.

        "Guaranty" by any Person means, all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Debt, dividend or other obligation of any other Person (the "Primary Obligor") in any matter, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any property or assets constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain working capital or any balance sheet condition or any income statement condition or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation; (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the Primary Obligor to make payment of the Debt or obligation; or (d) otherwise to assure the owner of the Debt or obligation of the Primary Obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Debt for borrowed money shall be deemed to be Debt equal to the principal amount of such Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

        "IAC" means Irvine Apartment Communities, Inc., a Maryland corporation.

        "IACLP" means the Irvine Apartment Communities, L.P., a Delaware limited partnership.

        "IACLP Investment Entities" means a Person in which IACLP's investment is shown on IACLP's financial statement under the equity method of accounting in accordance with GAAP.

        "IAC Partnership Units" means the limited partnership units of IACLP, as such units are identified and described in the financial statements of IACLP as of September 30, 1998.

        "ICDC" means Irvine Community Development Company, a Delaware corporation, one hundred percent (100%) of the stock of which is owned by the Company.

        "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets excluding any accounts payable incurred in the ordinary course of business, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals, (e) obligations with respect to any unreimbursed draws on letters of credit and (f) Guaranties of obligations of others of the character referred to in this definition.

        "Indemnified Parties" has the meaning for such term set forth in Section 10.7.

        "Independent Director" means a member of the Company's Board of Directors who is not an employee of the Company, of any Subsidiary or of any Affiliate of the Company or Donald Bren.

        "Insufficiency" means, with respect to any Benefit Plan, the amount, if any, by which the present value of the vested benefits under such Benefit Plan exceeds the fair market value of the assets of such Benefit Plan allocable to such benefits.

        "Interest Differential" means an amount, if any, as of the date of any prepayment of a Designated Advance by which (a) the amount of interest that would have accrued on such Designated Advance for the remainder of the applicable Interest Period exceeds (b) the amount of interest that would accrue on such Designated Advance for the period from the date of prepayment of such Designated Advance to the last day of the applicable Interest Period for such Designated Advance if the LIBOR Rate applicable to such Designated Advance (the "Applicable Rate") were determined two (2) LIBOR Banking Days prior to the date of prepayment of such LIBOR Advance. The period commencing on the date of such prepayment and ending on the last day of the applicable Interest Period shall be deemed to be the "Interest Period" for determination of such Applicable Rate. The calculation of the Interest Differential by the Administrative Agent shall be conclusive in the absence of manifest error.

        "Interest Expense" for any person for any period means all interest expense as determined in accordance with GAAP (including the interest component of Rentals on Capitalized Leases) and all amortization of debt discount and expense accrued in accordance with GAAP on Debt during such period by such Person (including, without limitation, payment-in-kind, zero coupon and other like Securities).

        "Interest Period" means, with respect to each LIBOR Advance, a period commencing on a LIBOR Banking Day and ending one (1), two (2), three (3) or six
(6) months thereafter, as specified by the Company pursuant to Section 3.2(c) (or, if requested by the Company and available to all the Banks, a period commencing on a LIBOR Banking Day and ending less than thirty (30) days thereafter), provided that any such period that would otherwise end on a day that is not a LIBOR Banking Day shall be extended to the next succeeding LIBOR Banking Day unless such LIBOR Banking Day falls in another calendar month, in which case such period shall end on the next preceding LIBOR Banking Day.

        "Interest Rate Protection Agreement" means a written agreement executed by the Company and providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness of the Company.

        "Inventory" means any real property or interest in real property owned by the Company or any Subsidiary other than Investment Properties.

        "Investment Entity" means a Person in which the Company's investment is shown on the Company's financial statement under the equity method of accounting in accordance with GAAP.

        "Investment Grade Rating" means a rating of "BBB-" or better by S&P, "Baa3" or better by Moody's, "BBB-" or better by Fitch Investors Service, Inc. or an equivalent rating by another nationally recognized rating agency acceptable to the Majority Banks.

        "Investment Partnerships" means collectively TIC Investment Company A, a California general partnership, TIC Investment Company B, a California general partnership, TIC Investment Company C, a California general partnership, TIC Investment Company D, a California general partnership, R.S.J. Associates, a California limited partnership and Woodbridge Willows Associates, a California limited partnership.

        "Investment Properties" means any real property owned by the Company or any of its Subsidiaries which has been improved or is under construction by the Company or any of its Subsidiaries after the date of this Agreement for leasing and is classified as "investment property" on the annual audited financial statements of the Company and its Subsidiaries in the same manner as such classification of an "investment property" is made on the balance sheet of the Company as of the Effective Date.

        "Investments" means all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in personal property to be used or consumed in the conducting of such Person's business.

        "Irvine Ranch" means that portion of Orange County, California known as the "Irvine Ranch" which constitutes one hundred twenty thousand (120,000) acres in central Orange County, California.

        "Irvine Ranch Investment Affiliate" means a Person, fifty-one percent (51%) or more of the book value of the assets of which consist of land and improvements located on the Irvine Ranch or whose primary business is the management of land and improvements located on the Irvine Ranch; provided that not more than fifteen percent (15%) of the book value of such Person's assets may be comprised of unimproved land.

        "Irvine Ranch Property" means real property located within the Irvine Ranch.

        "Laws" means, collectively, all federal, state and local laws, rules, regulations, ordinances and codes, and all laws, rules, regulations, ordinances and codes of any other jurisdiction.

        "L/C Agreement" means (a) so long as Bank of America is the Administrative Agent and issuer of the Letter of Credit pursuant to Section 3.4, a letter of credit and reimbursement agreement in the form of Exhibit "H" and
(b) if Bank of America ceases to be the Administrative Agent or this Agreement is amended to provide for a Bank other than Bank of America to be the issuer of the Letter of Credit pursuant to Section 3.4, a letter of credit application in form and content satisfactory to the successor Administrative Agent or such Bank, as the case may be.

        "Letter of Credit" means a standby letter of credit in substantially the form of Exhibit "J" issued for the account of the Company pursuant to this Agreement, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed or extended.

        "LIBOR Advance" means any portion of the Advances which is designated as a LIBOR Advance pursuant to Section 3.2.

        "LIBOR Banking Day" means any Banking Day on which dealings in United States Dollar deposits are conducted by and between banks in the Designated Market for LIBOR Advances.

        "LIBOR Lending Office" means, as to each Bank, the office or branch of the Bank so designated on the signature pages of this Agreement, or such other office or branch of such Bank as the Bank may hereafter designate, by written notice to the Company and the Administrative Agent, at its LIBOR Lending Office.

        "LIBOR Obligations" means eurocurrency liabilities (as defined in Section 204.2(h) of Regulation D).

        "LIBOR Rate" means the offered rate (determined solely by the Administrative Agent) for a period of time comparable to the number of days in the applicable Interest Period for deposits in United States Dollars, as shown on Telerate Page 3750 as of 11:00 a.m. London time two (2) LIBOR Banking Days prior to the first day of the applicable Interest Period, or if Telerate Page 3750 is unavailable, the rate for such deposits determined by the Administrative Agent at such time based on such other published service of general application as shall be selected by the Administrative Agent for such purpose. The determination of the LIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. "Telerate Page 3750" means the display designated as such on Teleratesystem Incorporated (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major bank for United States Dollar deposits).

        "Lien" means any interest in property securing Debt owed to, or a claim by, a Person, other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, lien, charge, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property to the extent such instruments secure Debt. For the purposes of this Agreement, the Company or Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

        "Loan Documents" means, collectively, this Agreement, the Notes, the Pledge Agreement, any instruments or documents required to be delivered by the Company pursuant to this Agreement and any separate agreements between the Company and the Administrative Agent relating to payment of fees, in each case as originally executed or as supplemented, modified or amended from time to time.

        "Majority Banks" means Banks holding at least sixty percent (60%) of the Commitment.

        "Maturity Date" means the Original Maturity Date, or if the Company extends the Original Maturity Date pursuant to Section 4.2(d), the Extended Maturity Date.

        "Merger" means the merger of IAC into TICALLC.

        "Merger Date" means the date upon which the Merger is legally effective.

        "Moody's" means Moody's Investors Service, Inc.

        "Negative Pledge" means a provision contained in any document evidencing or securing Indebtedness which either: (a) requires the debtor to pledge specific assets to secure such Indebtedness upon the occurrence of a default under the applicable document;

(b) restricts the debtor's right to encumber or transfer specific assets until the repayment of such Indebtedness; or (c) both requires such pledge and provides for such restriction.

        "Net Income" for any Person for any period means the gross revenues of such Person for such period, less all expenses and other proper charges determined on a consolidated basis in accordance with GAAP.

        "Nondiscretionary Capital Expenditures" means an amount equal to:

                (a) The aggregate of all "capital expenditures" made with respect to any of the Company's Investment Properties which at any time have been at least ninety percent (90%) occupied and which have been in operation for at least twelve months at the beginning of the Fiscal Quarter in which such expenditure is made (excluding, however, all "capital expenditures" made with respect to any of the Company's investment properties during any period of major expansion or major renovation and during any period after the completion of such expansion or renovation until such investment property is at least ninety percent (90%) occupied, provided that the costs of such expansion or renovation are reimbursed from project-specific financing); plus

                (b) The aggregate of all expenditures made to maintain entitlements granted by a Governmental Agency for the development of land; minus

                (c) The proceeds of any loan obtained and used by the Company for the specific purpose of financing or reimbursing the Company for the cost of such "capital expenditures" or expenditures.

For the purpose of this definition, the term "capital expenditures" includes the cost of any routine capital replacement program, tenant improvements, leasing commissions and extraordinary capital expenditures (such as renovations, expansions and asbestos abatement programs).

        "Non-Irvine Ranch Investment Affiliate" means a Person (other than an Irvine Ranch Investment Affiliate) (a) a substantial portion of the assets of which consist of direct interests in land or improvements and the primary business of which is the ownership, development, leasing and/or sale of land and improvements or (b) the primary business of which is the management of land and improvements; provided that (i) not more than 15% of the book value of such Person's assets may be comprised of unimproved land and (ii) such Person shall maintain a long term debt rating of at least BBB from two rating agencies and at least one such rating agency shall be either S&P or Moody's.

        "Non-Recourse Debt" means any Debt: (a) under the terms of which the payee's remedies upon the occurrence of an event of default are limited to specific, identified assets of the payor which secure such Debt and (b) for the repayment of which the payor has no personal liability beyond the loss of such specified assets, except for liability for fraud, material misrepresentation or misuse or misapplication of insurance proceeds, condemnation awards or rents, existence of hazardous wastes or other customary exceptions to nonrecourse provisions.

        "Notes" means the promissory notes made by the Company, each to the order of a Bank evidencing that Bank's Pro Rata Share of Advances made to the Company under the Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, renewed, extended or supplanted.

        "Obligations" means all obligations of every nature of the Company from time to time owed to the Administrative Agent or the Banks or any of them pursuant to the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any bankruptcy or insolvency law by or against the Company or any Subsidiary or Affiliate of the Company.

        "Original Maturity Date" means the earlier of (i) June 30, 2001 or (ii) the second anniversary of the date of the first Advance.

        "Participant" means any lender to which a participating interest is granted pursuant to Section 11.20.

        "Participating Bank" means a Bank which grants a participating interest pursuant to Section 11.20.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Permitted Dividend Amount" means:

        (a) for Dividends declared during the Fiscal Year which ends on June 30, 1999, Seventy-Five Million Dollars ($75,000,000); and

        (b) for Dividends declared during each subsequent Fiscal Year, One Hundred Million Dollars ($100,000,000).

        "Permitted Restricted Payment Amount" means for all determinations with respect to Restricted Payments declared during each Fiscal Year, the difference between

                (1) the arithmetic sum of (A) Fifteen Million Dollars ($15,000,000), plus (B) 33-1/3% of the Restricted Payment Net Income for the immediately preceding Fiscal Year (or if such Restricted Payment Net Income is a deficit figure for such immediately preceding Fiscal Year, then minus one hundred percent (100%) of such deficit), plus (C) the Permitted Restricted Payment Amount for the immediately preceding Fiscal Year, minus

                (2) all Restricted Payments declared during the immediately preceding Fiscal Year.

        "Permitted Shareholder" means any of the following Persons or any combination of the following Persons: (i) Donald Bren, (ii) the estate of Donald Bren (including, for this purpose, any revocable living trust of which the settlor is Donald Bren during the period that such trust is treated as an administration trust after the death of Donald Bren), (iii) any successor trustee of a revocable inter-vivos trust established by Donald Bren during the time that such successor trustee is serving during the lifetime of Donald Bren,
(iv) any conservator or other statutorily-recognized personal representative of Donald Bren during the lifetime of Donald Bren, (v) any member of the immediate family of Donald Bren, (vi) any member of the immediate family of any Person described in clause (v), (vii) any corporation, partnership, trust or other entity or individual controlled by any of the Persons mentioned in clauses (i) through (vi), (viii) any trust which has as its principal income beneficiaries or remaindermen any combination of (A) any of the

Persons described in clauses (i) through (vii) or (B) another trust or trusts for the primary benefit of such Persons, or (C) any wholly charitable corporation, partnership, trust or other entity established by Donald Bren or
(ix) any wholly charitable corporation, partnership, trust or other entity established by Donald Bren or of which the assets of Donald Bren are directly or indirectly the sole or primary funding source; provided that so long as Donald Bren is alive and not incapacitated, Donald Bren must have the personal irrevocable right or power by ownership, proxy, office or position, contract or otherwise to vote more than fifty percent (50%) of the Common Stock irrespective of the ownership of the Common Stock by any of the foregoing. For purposes of this definition, a first Person is "controlled by" a second Person if the second Person has the right or power due to ownership of voting securities, by contract or otherwise to direct the management, policies or action of the first Person and "immediate family" means, with respect to any Person, the spouses, siblings and lineal descendants of such Person.

        "Person" means any entity, whether an individual, trustee, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, bank, savings and loan association, business association or firm, joint venture, Governmental Agency or otherwise.

        "Pledge Agreement" means the Pledge Agreement required to be executed by the Company and the Investment Partnerships in favor of the Banks and delivered to the Administrative Agent pursuant to Section 5.2, in the form of Exhibit E attached hereto.

        "Prime Rate" means, for any day, a rate per annum equal to the greater of (i) the prime or reference rate of the Administrative Agent, which prime or reference rate is the floating commercial loan rate of the Administrative Agent, as announced from time to time by the Administrative Agent as its "prime rate" or "reference rate," as the case may be, set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate, provided that any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; or (ii) the sum of 0.5% plus the Federal Funds Rate for such day.

        "Prime Rate Advance" means an Advance made hereunder and specified to be a

Prime Rate Advance in accordance with Section 3.1.

        "Pro Rata Share" means, with respect to each Bank, the percentage of the Commitment set forth opposite the name of that Bank in Schedule 1.1B, as it may be adjusted from time to time to reflect the percentage share of the Commitment held by such Bank (including without limitation adjustment pursuant to Section
10.18 and/or Section 11.19).

        "Quarterly Operating Report" means a report relating to the business and operations of the Company, delivered by the Company to the Administrative Agent concurrently with the quarterly financial statements required to be delivered by the Company pursuant to Section 8.16(b).

        "Real Estate Investment Trust" means a "real estate investment trust" within the meaning of Section 856(a) of the Code (as it now exists) or an investment entity having characteristics (including requirements for distribution of income) substantially similar to the characteristics of real estate investment trusts under Section 856(a) of the Code (as it now exists).

        "Recourse Debt" means Debt that is not Non-Recourse Debt.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and any other regulation issued in substitution therefor.

        "REIT Transfer" means one or more Transfers as a result of which an aggregate of fifty percent (50%) or more in number of the Investment Properties which exist as of the "determination date" hereinafter described are Transferred into (a) a Real Estate Investment Trust in which the Company owns, as of the date of formation of such Real Estate Investment Trust, at least fifty-one percent (51%) of the equity interest in such Real Estate Investment Trust, or
(b) a partnership in which a Real Estate Investment Trust is a partner and in which the Company owns, as of the date of formation of such partnership, at least fifty-one percent (51%) of the equity interest in such partnership. The "determination date" for purposes of measuring the base number of Investment Properties against which the fifty percent (50%) shall be applied for purposes of this definition shall be the date of the first Transfer by the Company, after the date of this Agreement, of one or more Investment Properties into (A) a Real Estate Investment Trust in which the Company owns at least fifty-one percent (51%) of the equity interest or (B) a partnership in which a Real Estate Investment Trust is a partner and in which the Company owns at least fifty-one percent (51%) of the equity interest.

        "Rentals" means, and includes as of any date of any determination, all fixed payments (including all such payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of minimum sales volume or gross revenues.

        "Repurchase Agreements" means any written agreement

        (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than three hundred sixty-five (365) days after such transfer of funds;

        (b) in respect of which the Company or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder; and

        (c) in connection with which the Company or such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

        "Request for Advance/Designation" means a written request that a specified portion of the Advances be advanced and/or designated as a Designated Advance signed by a person authorized to make the request on behalf of the Company, substantially in the form of Exhibit F.

        "Request for Letter of Credit" means (a) so long as Bank of America is the issuer of the Letter of Credit pursuant to Section 3.4, a letter of credit application in the form of Exhibit "I" and (b) if this Agreement is amended to provide for a Bank other than Bank of America to be the issuer of the Letter of Credit pursuant to Section 3.4, a letter of credit application in form and content satisfactory to such Bank, in either case specifying the amount of the requested Letter of Credit, the beneficiary of such Letter of Credit and the terms and conditions thereof.

        "Responsible Official" means, (a) when used with reference to the Company, the Company's chief financial officer, chief administrative officer, treasurer, any senior vice president-corporate finance, any senior vice-president-project finance, any vice president-corporate finance or any vice president-project finance and (b) when used with reference to any other Person, any officer or general partner or any other responsible official thereof.

        "Restricted Payment" in respect of the Company and its Subsidiaries means:

        (a) dividends, payments or other distributions on or with respect to capital stock (including, without limitation, preferred stock) of a corporation (except (i) dividends or other distributions payable solely in shares of common stock of such corporation and (ii) dividends or other distributions to the extent paid or payable to the Company or a Wholly Owned Subsidiary);

        (b) redemption, acquisition or retirement of any shares of its capital stock of any class or warrants, rights or other options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the concurrent issue or sale of shares of common stock of the Company); and

        (c) interest paid by the Company on loans made to the Company by shareholders of the Company, but only to the extent that such interest is in excess of the amount of interest that would be payable by the Company on a similar loan obtained from an unrelated lender in an arm's-length transaction.

        "Restricted Payment Net Income" means Consolidated EBITDA, less the sum of Tax Expense plus Consolidated Interest Expense.

        "Right of Others" means, as to any property in which a Person has an interest, any legal or equitable claim or other interest (other than a Lien but including a leasehold interest) in or with respect to that property held by any other Person, and any option or right held by any other Person to acquire any such claim or other interest, including a Lien.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

        "Secured Debt" means Debt of the Company or its Subsidiary which is secured by a Lien on any asset of the Company or such Subsidiaries, as applicable.

        "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Executive" means a person occupying the position of Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or any Executive Vice President of the Company (or position of comparable authority and responsibility).

        "Special Circumstance" means the application or adoption of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency charged with the interpretation or administration thereof, or compliance by the Banks or any Participant, or the LIBOR Lending Office of any Bank or Participant, with any request or directive (whether or not having the force of law) of any such Governmental Agency, or the occurrence of circumstances affecting the Designated Market or the ability of the Banks to fix interest rates with reference to the Designated Market which are beyond the reasonable control of the Banks or Participant.

        "subsidiary" means, as to any particular parent corporation, any corporation of which more than fifty percent (50%) (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation.

        "Subsidiary" means (a) a subsidiary of the Company, (b) any partnership or limited liability company more than fifty percent (50%) of the equity interests of which are beneficially owned, directly or indirectly, by the Company or a subsidiary of the Company and (c) any partnership or limited liability company more than fifty percent (50%) of the equity interests of which are beneficially owned, directly or indirectly, by a partnership or limited liability company which is a "Subsidiary" pursuant to clause (b) of this definition, provided in each case that the financial statements of such entity are consolidated with the Company's financial statements.

        "Subsidiary Stock" has the meaning given such term in Section 8.12(b).

        "Substantially Owned Subsidiary" means, at any time, any Subsidiary eighty percent (80%) or more of all the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's Wholly Owned Subsidiaries at such time.

        "Supermajority Banks" means Banks holding not less than eighty-five percent (85%) of the Commitment.

        "Tax Amount" means the Tax Expense with respect to all Dividends made by the Company during any Fiscal Year of the Company.

        "Tax Expense" means, with respect to any period, all provision for any federal, state or other income taxes made by the Company and its Subsidiaries during such period; provided that, in the event the Company has elected to be treated as a "Subchapter S" corporation for federal income tax purposes, "Tax Expense" shall be deemed to refer to an imputed tax in an amount equal to the product of (i) the highest marginal federal and California combined individual tax rate and the sum of (A) Consolidated Net Income plus (B) Tax Expense (determined without regard to this proviso).


        "Termination Event" means: (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for thirty (30) day notice to the PBGC and other than an event described in PBGC Regulation Section 2615.14) or an event described in Section 4062(e) of ERISA; (ii) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA; (iii) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA; or (iv) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan.

        "TICALLC" means TIC Acquisition LLC, a Delaware limited liability company.

        "Total Assets" means, as of the date of any determination thereof, the total amount of all assets of any Person as are properly classified as "assets" in accordance with GAAP.

        "Total Debt" means, as of any date of determination, all Debt of any Person determined in accordance with GAAP.

        "Total Liabilities" means, as of any date of determination, the total liabilities of any Person as determined in accordance with GAAP and as reported for the applicable date in the financial statements of that Person; provided, however, that for purposes of this definition deferred taxes shall be calculated at a combined federal and state income tax rate of forty-one percent (41%).

        "Total Partnership Capital" means, as of any date of determination, the total partnership capital as reflected on the financial statements of IACLP as determined in accordance with GAAP.

        "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable man in similar circumstances would have done) should have been known by the Person (or, in the case of a Person other than a natural person, should have been known by a Responsible Official of that Person).

        "Transfer" means, with respect to any Person, any transaction in which such Person sells, transfers or leases in a transaction which is the substantial equivalent of a sale or otherwise disposes of any of its property, including, without limitation, Subsidiary Stock; provided that in no event shall the term "Transfer" include final sale of property in lieu of a good faith threat of condemnation or a final sale or dedication to a government or quasi-governmental authority, entity or agency or the granting by the Company or a Subsidiary of a Lien in connection with the incurrence by the Company or such Subsidiary of Debt.

        "Undepreciated Asset" means, as of any date of determination and with respect to any Person, the value of an asset owned by such Person plus the allowance for accumulated depreciation for such asset on that date, as determined in accordance with GAAP and as such value and depreciation are reported for that date in the financial statements of the Person.

        "Unencumbered Asset" means, with respect to any Person, an Undepreciated Asset of such Person, which is not subject to a Lien securing any Debt of such Person.

        "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

        "Unsecured Debt" means Debt of the Company or its Subsidiaries which is not secured by a Lien on any asset of the Company or any of its Subsidiaries.

        "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        "Wholly Owned Subsidiary" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly Owned Subsidiaries.

        1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any number of the members of the relevant class.

        1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall, unless otherwise provided to the contrary, be prepared in conformity with GAAP. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Sections 8.6(a) through 8.6(i) would then be calculated in a different manner or with different components, (a) the Company and the Banks agree to negotiate in good faith to amend this Agreement within the ninety (90) day period following such change in GAAP in such respects as are necessary to conform those covenants as criteria for evaluating the Company's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that if the Company and the Banks are unable to agree on such amendment within such ninety (90) day period, then the Company shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that the Company would have been in compliance therewith under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Section 8.16 to the Administrative Agent and the Banks, on the dates therein specified, with financial data presented in a manner which conforms with GAAP as in effect immediately prior to such change.

        1.4 Exhibits. All exhibits to this Agreement, as existing at the time of execution of this Agreement or as supplemented, modified or amended from time to time, are incorporated into this Agreement by this reference as though fully set forth herein.

        1.5 Cross-References. All references to specific Sections, Articles and Exhibits shall be deemed references to the Sections, Articles and Exhibits of this Agreement, unless such reference specifically or by context refers to a different document.

                               ARTICLE 2 RECITALS

        This Agreement is made with reference to the following facts:

                (a) The Company is in the business of owning and developing commercial, industrial and residential real estate projects located primarily in Orange County, California.

                (b) The Company wishes to borrow up to Three Hundred Fifty Million Dollars ($350,000,000) to contribute as equity to TICALLC, which has been formed by Company and ICDC to merge with IAC.

                (c) The Banks have agreed to provide a Three Hundred Fifty Million Dollars ($350,000,000) term loan evidenced by the Notes and secured by the Pledge Agreement on the terms and conditions as set forth in this Agreement and the other Loan Documents.

                (d) Bank of America has acted as arranger and, as of the Effective Date, Administrative Agent of the credit facility to be provided pursuant to this Agreement.

                                    ARTICLE 3
                                    ADVANCES

        3.1     Advances.

                (a) The Advances provided for in this Agreement shall be disbursed by way of up to three separate Advances. Each Advance shall be in a minimum principal amount of Fifty Million Dollars ($50,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000); provided, however, that the principal amount of any Advance which uses the entire remaining Commitment may be in any integral multiple of One Hundred Thousand Dollars ($100,000).

                (b) Any Advance made prior to the performance by Borrower of its obligations pursuant to Section 5.2, will be made into an escrow, the escrow holder for which and the governing documents for which have been approved by the Administrative Agent. The disbursement of funds from such escrow will be conditioned upon the performance by Borrower of its obligations pursuant to
Section 5.2 and the other terms and conditions set forth in this Agreement.

                (c)     The following procedures shall apply to all Advances:

                        (i) Not later than 8:30 a.m., California time, on the Banking Day on which a proposed Advance is to be made pursuant to this Section 3.1(c), the Administrative Agent must have received, at the Administrative Agent's Office, a completed Request for Advance/Designation (or an oral request promptly confirmed in writing) specifying the date (which must be a Banking Day) of the requested Advance, and the amount of the requested Advance.

                        (ii) Prior to 10:00 a.m., California time, on the Banking Day on which an Advance is to be made pursuant to this
                Section 3.1(c), the Administrative Agent shall inform each Bank by telephone, telecopier or telex stating (x) the date of the Advance and (y) the amount of the Advance.

                        (iii) Each Bank shall deliver to the Administrative Agent, before 12:00 noon, California time, on the Banking Day on which any

                Advance is to be made pursuant to this Section 3.1(c), immediately available funds in an amount equal to such Bank's Pro Rata Share of such Advance. The obligation of each Bank to make any disbursement to the Administrative Agent shall be subject to the condition that such Bank shall have been informed by the Administrative Agent as described in Section 3.1(c)(ii), above. Except to the extent expressly set forth herein, the obligation of each Bank to make disbursements to the Administrative Agent pursuant to this Section 3.1(c)(iii) shall be absolute and unconditional.

                        (iv) In the event the Company makes a request for an Advance pursuant to this Section 3.1(c) on or before the time and date specified herein and otherwise in accordance with the terms hereof and the Administrative Agent fails to notify the Banks of such request on or before the time and date specified herein and by reason of such failure any Bank fails to disburse its Pro Rata Share of such Advance, then the Administrative Agent may disburse to the Company such Bank's Pro Rata Share of the applicable Advance and shall thereafter seek reimbursement from the applicable Bank.

                (d) Upon fulfillment of each of the applicable conditions set forth in Article 6, each Advance shall be credited to the Company's deposit account with the Administrative Agent or as otherwise instructed by the Company in writing (or in oral instructions promptly confirmed in writing).

                (e) The portion of each Advance funded by each Bank to the Company shall be evidenced by that Bank's Note.

        3.2     Designation of Advances.

                (a) Except to the extent designated as a LIBOR Advance pursuant to this Section 3.2, the unpaid principal balance of all Advances shall constitute a Prime Rate Advance, and each LIBOR Advance shall become a Prime Rate Advance on the last day of the applicable Interest Period.

                (b) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Effective Date to the Maturity Date, the Company may request that any portion of outstanding Advances be designated as a LIBOR

Advance, provided that the amount included in any such request shall not exceed the unpaid principal balance of the Advances less LIBOR Advances then outstanding (other than LIBOR Advances with respect to which the last day in the applicable Interest Period coincides with the first day in the Interest Period applicable to the proposed LIBOR Advance).

                (c) Each request by the Company under Section 3.2(b) shall be made pursuant to a Request for Advance/Designation submitted by the Company to the Administrative Agent (or an oral request promptly confirmed by a Request for Advance/Designation). In the case of a LIBOR Advance, not later than 8:30 a.m., California time, at least three (3) LIBOR Banking Days before the first day of the applicable Interest Period, the Administrative Agent must have received, at the Administrative Agent's Office, a completed Request for Designation specifying the amount to be designated and the applicable Interest Period (the last day of which shall not extend beyond the Maturity Date).

                (d) As soon as practicable after receipt of a request from the Company pursuant to Section 3.2(b), the Administrative Agent shall determine the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error), and the Administrative Agent shall promptly (and in any event not later than 9:30 a.m. California time on the date of receipt of such request) give notice of the same to the Company by telephone; at the time of receipt of such telephonic notice, the Company shall immediately either accept such rate for the Advance in question or reject such rate, in which case the Company's designation of a LIBOR Rate with respect to such Advance shall be ineffective.

                (e) If the Company gives confirmation by 10:00 a.m., California time, on the date of delivery of a Request for Designation pursuant to Section 3.2(c), that it accepts the applicable LIBOR Rate for the LIBOR Advance in question, as provided in Section 3.2(d), the Administrative Agent shall, prior to 1:00 p.m., California time, two (2) Banking Days before any LIBOR Advance, give notice to each Bank by telephone, telecopier or telex stating (i) the effective date of the LIBOR Advance, (ii) the amount of the LIBOR Advance and (iii) the applicable LIBOR Rate.

                (f) Upon fulfillment of the applicable conditions set forth in this Section 3.2 and in Section 6.3, the LIBOR Rate quoted to and accepted by the Company pursuant to Section 3.2(d) shall become effective with respect to the LIBOR Advance in question on the first day of the applicable Interest Period.

                (g) Unless the Administrative Agent otherwise consents in writing: (i) the principal amount of each Designated Advance shall be an integral multiple of One Hundred Thousand Dollars ($100,000.00), but not less than Six Million Dollars ($6,000,000.00); (ii) no more than ten (10) Designated Advances for the Company shall be permitted to be outstanding at any one time; and (iii) no more than an aggregate of fifteen (15) Designated Advances for the Company shall be permitted to be outstanding at any one time.

                (h) Nothing contained in this Agreement shall require any Bank to fund all or any portion of any Designated Advance in the Designated Market.

        3.3 Termination of Commitment. No Advance will be made by any Bank to the Company after June 30, 1999, and the Commitment shall be reduced on that date by any portion of the Commitment which has not been funded as of that date; provided, however, that (a) Advances made to an escrow (as contemplated in Section 3.1(b)) prior to June 30, 1999 may, thereafter, be disbursed to the Company or its designee in accordance with the governing escrow instructions and
(b) if, on or before June 30, 1999, the Company has made a timely Request for Advance and a Bank fails to fund its Pro Rata Share of such Request for Advance, such Bank shall remain obligated to fund such Pro Rata Share and the Commitment shall not be reduced by such Pro Rata Share.

        3.4     Letter of Credit.

                (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Effective Date through the Merger Date, but no later than June 30, 1999, the Administrative Agent shall issue a Letter of Credit to TICALLC as the Company may request, for the purpose of facilitating the Merger, by a Request for Letter of Credit, provided that, upon issuance of such Letter of Credit, the sum of all outstanding Advances plus the outstanding Letter of Credit shall not exceed the then applicable Commitment. Unless all the Banks otherwise consent in writing, the term of the Letter of Credit shall expire no later than June 30, 1999, and the Letter of Credit shall not contain an automatic extension or renewal clause.

                (b) The Request for Letter of Credit shall be submitted to the Administrative Agent, together with an L/C Agreement duly executed on behalf of the Company by Designated Officers and addressed to the Administrative Agent, not later than 9:00 a.m., California time, at least three (3) Banking Days prior to the date upon which the Letter of Credit is to be issued, duly executed by a Designated Officer. The Company shall further deliver to the Administrative Agent such additional instruments and documents as the Administrative Agent may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of the Letter of Credit.

                (c) The Administrative Agent shall, if it approves of the content of the Request for Letter of Credit and L/C Agreement (which approval shall not be unreasonably withheld), and subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before 5:00 p.m., California time, on or before the day three (3) Banking Days following receipt of the documents last due pursuant to Section 3.4(b). Upon issuance of the Letter of Credit, the Administrative Agent shall promptly notify the Banks of the amount and terms of such Letter of Credit. The Administrative Agent shall deliver copies of the Letter of Credit to the Banks promptly following issuance thereof, and shall notify the Banks of payments, reimbursements, expirations, negotiations, transfers and other activity with respect to the outstanding Letter of Credit promptly following receipt of the same.

                (d) Upon the issuance of the Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation therein from the Administrative Agent in an amount equal to that Bank's Pro Rata Share of such Letter of Credit.

                (e) If and to the extent that any amounts are drawn upon the Letter of Credit, the amounts so drawn shall, from the date of payment thereof by the Administrative Agent, be considered Advances for all purposes hereunder.

                (f) Promptly after payment by the Administrative Agent of any amount drawn upon the Letter of Credit, the Administrative Agent shall, without notice to or the consent of the Company, direct the Banks to make Advances to the Administrative Agent, pro rata in accordance with their respective Pro Rata Shares, in an aggregate amount equal to the amount so paid by the Administrative Agent. The proceeds of such Advances shall be paid to the Administrative Agent to reimburse it for the payment made by it under the

Letter of Credit. The Administrative Agent shall give prompt written notice to the Banks of any reduction in the amount available to be drawn under the Letter of Credit and of any extension of the term of the Letter of Credit.

                (g) The issuance of any supplement, modification, amendment, renewal or extension to or of the Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

                                    ARTICLE 4
                                    PAYMENTS

        4.1     Interest.

                (a) Absent the occurrence of an Event of Default, the Advances shall bear interest as follows:

                        (i) Any portion of the Advances which constitutes a Prime Rate Advance shall bear interest (computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed) equal to the Prime Rate (with each change in the interest rate taking effect with the corresponding change in the Prime Rate); and

                        (ii) Any portion of the Advances which constitutes a LIBOR Advance shall bear interest at a rate per annum (computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed) equal to the applicable LIBOR Rate plus the Applicable Spread.

                (b) Upon the occurrence of an Event of Default, the following shall apply:

                        (i) If the Event of Default is the result of a failure to pay money, the following shall apply:

                                (A) If the Company pays the amounts past due before acceleration of amounts outstanding under the Loan Documents pursuant to Section 9.2(a) or 9.2(b), then the Company shall pay to the Administrative Agent at the time of delivery of its cure payment, for distribution by the Administrative Agent to the Banks pro rata with their respective shares of outstanding Advances, a late payment charge equal to four percent (4.0%) of the past-due payment. Upon payment of the past-due payment and such late payment charge prior to acceleration pursuant to Section 9.2(a) or 9.2(b), the Banks shall have no right to implement the provisions of Section 4.1(b)(i)(B) below;

                                (B) If the Company does not pay the amounts past due and the late charge pursuant to Section 4(b)(i)(A), above, before amounts outstanding under the Loan Documents are accelerated pursuant to Section 9.2(a) or 9.2(b), no late payment charge shall be payable pursuant to Section 4.1(b)(i)(A), above and the rates of interest set forth in
                Section 4.1(a) shall, from and after the occurrence of such Event of Default, be increased by four percent (4.0%) per annum; and

                        (ii) If the Event of Default is not the result of a failure to pay money, the rates of interest set forth in Section 4.1(a), above, shall, from and after the occurrence of such Event of Default, be increased by four percent (4.0%) per annum.

                (c) Interest shall be payable on the outstanding daily unpaid principal amount of the Notes from the Effective Date until payment in full. Interest accrued as of the last day of each month shall be payable on the fifth (5th) calendar day of the following month (unless such day is not a Banking Day, in which case it shall be payable on the next succeeding Banking
Day), except that on final payment of any Note in full, interest accrued to the date of payment shall be payable on the date of payment.

                (d) In the event that the Company disputes the Administrative Agent's determination of the amount of interest due at any time, the Administrative Agent shall, at the request of the Company provide reasonable detail to the Company regarding the manner in which the amount of such interest has been determined, provided that in no event shall any such dispute or request delay or extend the due date, or excuse the payment, of such interest. At the request of the Company from time to time, the Administrative Agent shall notify the Company of the Prime Rate in effect at any time during the term of this Agreement.

        4.2     Principal.

                (a) The Company shall make a principal payment in an amount equal to the Amortization Amount on each Amortization Date. If not sooner paid, the principal of each Note shall in any event be payable on the Maturity Date.

                (b) The Company may prepay the principal of the Notes in whole or in part at any time and from time to time without premium or penalty, provided that:

                        (i) Any payment or prepayment of any LIBOR Advance on a day other than the last day in the applicable Interest Period shall be subject to a prepayment fee pursuant to Section 4.4(e); and

                        (ii) At least three (3) LIBOR Banking Days before any payment or prepayment of any LIBOR Advance on a day other than the last day in the applicable Interest Period, the Company (on its own behalf) shall notify the Administrative Agent by telephone, telecopier or Telex (and if by telephone, confirm such notice in writing within two (2) Banking Days thereafter) of the date of such payment or prepayment;

                (c) The Company shall apply the net proceeds of any Equity Offering (i.e., the gross proceeds, less transaction fees, legal fees, printing costs and other costs and expenses customarily incurred in similar transactions) to payment of the Obligations, in the following order:

                        (i) First, to any balloon payment due on the Maturity Date; and

                        (ii) Second, to any Amortization Amounts in reverse order of maturity.

                (d) The Company may extend the Original Maturity Date to the Extended Maturity Date provided that:

                        (i) The Company notifies the Administrative Agent in writing not earlier than one hundred twenty (120) days prior to the Original Maturity Date, but not later than sixty (60) days prior to the Original Maturity Date of its election to so extend the Original Maturity Date;

                        (ii) If not earlier furnished under Section 6.1(a)(ii), the Company furnishes the Administrative Agent with a certified copy of the resolutions adopted by the Executive Committee of the board of directors of the Company authorizing such election by the Company;

                        (iii) No Default or Event of Default exists at the date such notice is given; and

                        (iv) The Company pays to the Administrative Agent not later than the Original Maturity Date, for the benefit of the Banks according to their Pro Rata Share of the Commitment, an extension fee in an amount equal to the product obtained by multiplying (A) two tenths of one percent (0.20%) times (B) the aggregate principal balance of Advances which is outstanding as of the Original Maturity Date (net of any Advances repaid on the Original Maturity Date).

        4.3     Fees.

                (a) For the period commencing on the Effective Date and ending on the Maturity Date, the Company shall pay an Administrative Agent's fee in accordance with a separate agreement between the Company and the Administrative Agent.

                (b) On or before the Effective Date, the Company shall pay to the Administrative Agent a facility fee in the amount of Two Million Six Hundred Twenty-Five Thousand Dollars ($2,625,000). The Administrative Agent shall deliver to each Bank its Pro Rata Share of the fee payable pursuant to this Section 4.3(b) following receipt thereof from the Company. If, as of June 30, 1999, Advances have not been made in the full amount of the Commitment and the Commitment is reduced pursuant to Section 3.3, the Administrative Agent shall promptly give notice to each Bank of a reduction in such fee in the amount of three-fourths of one percent (0.75%) of such reduction in the Commitment and each Bank shall, within ten (10) Business Days after receipt of such notice, deliver to the Administrative Agent a portion of such reduction in fee equal to the product obtained by multiplying the portion of the fee originally received by such Bank by a fraction, the numerator is the difference between such Bank's portion of the original Commitment and such Bank's portion of the Commitment as reduced pursuant to Section 3.3, and the denominator of which is such Bank's portion of the original Commitment. The Administrative Agent shall deliver to the Company, promptly and in any event within ten (10) Business Days following receipt of the same from a Bank, any such fee refund so delivered by such Bank.

                (c) As a condition to issuance of the Letter of Credit issued hereunder the Company shall pay to the Administrative Agent a Letter of Credit issuance fee in accordance with a separate agreement between the Company and the Administrative Agent.

        4.4     Additional Fees and Costs.

                (a) So long as any Bank or Participant is required to maintain reserves against LIBOR Obligations under Regulation D, the Company shall pay to any such Bank or Participant, with respect to each LIBOR Advance outstanding to the Company, a LIBOR fee (determined as though the LIBOR Lending Office of such Bank or Participant had funded one hundred percent (100%) of such Bank's Pro Rata Share of, or such Participant's share in, such LIBOR Advance in the Designated Market) calculated as follows:

                        (i) [LIBOR Rate applicable to the LIBOR Advance] divided by (1 minus rate [expressed as a decimal] of reserve requirements under Regulation D in respect of LIBOR Obligations)] minus [LIBOR Rate applicable to the LIBOR Advance], times

                        (ii) [average daily unpaid principal amount of such Bank's pro rata portion of or such Participant's share in such LIBOR Advance] times [number of days in the applicable Interest Period divided by three hundred sixty (360)].

Notification that a LIBOR fee is payable shall be given within a reasonable time after discovery by the loan officers responsible for the credit or share hereunder that such LIBOR fee is payable, and may be given by telephone if communicated to a Designated Officer or, if an attempt has been made by such Bank or Participant in good faith to communicate with any Designated Officer and such attempt is not successful, then to a Responsible Official of the Company and, in either case, confirmed within a reasonable time by letter. The LIBOR fee with respect to each LIBOR Advance or share therein shall be payable on the later of: (i) the last day of the applicable Interest Period; or (ii) five (5) calendar days after the relevant Bank or Participant notifies the Company in writing of the amount due, except that (x) if notification of the amount due is not given within ninety (90) days after such LIBOR fee becomes payable with respect to the applicable

Interest Period, then the Company shall be allowed to pay such amount within thirty (30) days after the date upon which notification is given; and (y) on final payment of any Note in full, any LIBOR fee with respect to any LIBOR Advance made thereunder shall be payable on the date of payment of such Note. In determining the amount of any LIBOR fee payable pursuant to this Section, each Bank or Participant shall take into account any transitional adjustment or phase-in provisions of the reserve requirements which would reduce the reserve requirements otherwise applicable to LIBOR Obligations during the applicable Interest Period, and in the event of any change or variation in the reserve requirements during the applicable Interest Period, each Bank or Participant may use any reasonable averaging or attribution method which it deems appropriate. The determination by each Bank or Participant of the amount of any LIBOR fee payable to it shall be conclusive in the absence of manifest error. Terms used in Regulation D shall have the same meanings when used in this Section.

                (b) If, after the date of this Agreement, the occurrence of any Special Circumstance shall:

                        (i) Subject any Bank or Participant, or the LIBOR Lending Office of any Bank or Participant, to any tax, duty or other charge or cost, or shall change the basis of taxation of payments to any Bank or Participant of the principal of or interest on such Bank's Pro Rata Share of, or such Participant's share in, any Designated Advance, the Note(s) of such Bank, or the obligation of such Bank to permit Designated Advances or the obligation of any Participant to acquire any share therein (except for changes in the rate of tax on the overall net income of such Bank or Participant, or the LIBOR Lending Office of such Bank or Participant, imposed by the jurisdiction in which the principal executive office or LIBOR Lending Office of such Bank or Participant is located);

                        (ii) Impose, modify or deem applicable any reserve (including without limitation any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or Participant or the LIBOR Lending Office of any Bank or Participant; or

                        (iii)   Impose on any Bank or Participant, the LIBOR
        Lending

        Office of any Bank or Participant, or the Designated Market any other condition affecting any Bank's pro rata portion of or any Participant's share in, any Designated Advance, the Note(s) of such Bank, or the obligation of such Bank to permit Designated Advances or the obligation of any Participant to acquire any share therein, or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing would, in the reasonable opinion of such Bank or Participant, increase the cost to such Bank or Participant or the LIBOR Lending Office of such Bank or Participant of permitting, making, maintaining or funding any Designated Advance or share therein, or with respect to such Bank's Pro Rata Share of, or such Participant's share in, any Designated Advance, the Note(s) of such Bank, or its obligation to permit Designated Advances or the obligation of any Participant to acquire any share therein, or reduce the amount of any sum received or receivable by such Bank or Participant or the LIBOR Lending Office of such Bank or Participant with respect to any Designated Advance, such Bank's Pro Rata Share of, or such Participant's share in, any Designated Advance, the Note(s) of such Bank, or its obligation to permit Designated Advances or the obligation of any Participant to acquire any share therein (assuming such Bank or Participant [or, in the case of a LIBOR Advance, the LIBOR Lending Office of such Bank or Participant] had funded one hundred percent (100%) of such Bank's Pro Rata Share of, or such Participant's share in, such Designated Advance in the Designated Market), then, upon demand by such Bank or Participant, which demand shall be made within a reasonable time after discovery by the loan officers responsible for the credit or share hereunder that such increased cost or reduction has been incurred, the Company shall pay to such Bank or Participant such additional amount or amounts (taking into account any LIBOR fee paid to such Bank or Participant by the Company pursuant to Section 4.4(a)) as will compensate such Bank or Participant for such increased cost or reduction. Notwithstanding the foregoing, if demand is not made within ninety (90) days after such increased cost or reduction is incurred, then the Company shall be allowed to pay such amount within thirty (30) days after the date upon which demand is made. The Company hereby indemnifies each Bank and Participant against, and agrees to hold each Bank and Participant harmless from and reimburse each Bank and Participant on demand for, all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages incurred or sustained by such Bank or Participant in connection with this Agreement, any share in Advances made pursuant to this Agreement or any of the rights, obligations or transactions provided for or contemplated herein as a result of the occurrence of any Special Circumstance. A statement of any Bank or Participant claiming compensation under this Section 4.4(b) and setting forth the additional amount or amounts to be paid to it pursuant to this Agreement shall be conclusive in the absence of manifest error or knowing misrepresentation.

                (c) If, after the date of this Agreement, the occurrence of any Special Circumstance shall, in the reasonable opinion of any Bank or Participant, make it unlawful, impossible or impractical for such Bank or Participant or the LIBOR Lending Office of such Bank or Participant to permit, make, maintain or fund any Designated Advance or share therein, or materially restrict the authority of such Bank or Participant to purchase or sell, or to take eurocurrency deposits or nonpersonal time deposits, or to determine or charge interest rates based upon the LIBOR Rate, then such Bank's obligation to make LIBOR Advances shall be suspended for the duration of such illegality, impossibility or impracticality and such Bank shall immediately give notice thereof to the Company. Upon receipt of such notice, the outstanding principal amount of all LIBOR Advances shall be automatically converted to Prime Rate Advances on either: (i) the last day of the applicable Interest Period(s) if such Bank or Participant may lawfully continue to maintain and fund such LIBOR Advances or shares therein to such day(s); or (ii) immediately if such Bank or Participant may not lawfully continue to fund and maintain such LIBOR Advances to such day(s); provided that in such event the conversion shall not be subject to payment of a prepayment fee pursuant to Section 4.4(e).

                (d)     If, with respect to any proposed Designated Advance:

                        (i) it is illegal for any Bank to offer the LIBOR Rate, or for any Participant to hold an interest in LIBOR Rate Advances;

                        (ii) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Market generally which are beyond the reasonable control of the Banks or Participants, deposits in dollars (in the applicable amounts) are not being offered to each of the Banks or Participants in the Designated Market for the applicable Interest Period; or

                        (iii) the Administrative Agent reasonably determines that the LIBOR Rate: (A) does not represent the effective pricing to such Banks or Participants for deposits in dollars in the Designated Market in the relevant amount for the applicable Interest Period; or (B) will not adequately and fairly reflect the cost to such Banks or Participants of making the applicable LIBOR Advance or share therein;

then the Administrative Agent shall forthwith give notice thereof to the Company, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to permit (and the Company's right to designate) any future LIBOR Advances shall be suspended.

                (e) Upon payment or prepayment of any Designated Advance, or conversion of a Designated Advance (other than a conversion required under Section 4.4(c)), on a day other than the last day of the applicable Interest Period (whether involuntarily, by reason of acceleration or otherwise), the Company shall pay to the Administrative Agent a prepayment fee calculated as follows (and determined as though one hundred percent (100%) of the Designated Advance had been funded in the Designated Market):

                        (i) the Interest Differential with respect to such Designated Advance (which, when received by the Administrative Agent, shall be distributed by the Administrative Agent to the Banks according to their respective Pro Rata Shares); plus

                        (ii) All out-of-pocket expenses incurred by the Banks and reasonably attributable to such payment or prepayment (which, when received by the Administrative Agent, shall be distributed by the Administrative Agent to the Banks in amounts corresponding to their respective out-of-pocket expenses);

provided that no prepayment fee shall be payable (and no credit or rebate shall be required) under the foregoing provisions of this Section 4.4(e) if the sum of the foregoing clauses (i) and (ii) is not positive. The determination by the Administrative Agent of the amount of any prepayment fee payable under this
Section 4.4(e) shall be conclusive in the absence of manifest error.

                (f) The Company hereby indemnifies each Bank and Participant against, and agrees to hold each Bank and Participant harmless from and reimburse each Bank and Participant on demand (which demand must be made within a reasonable time after discovery by the loan officers responsible for the credit or share hereunder) for, all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages (including without limitation any interest paid or that would be paid by any Bank or Participant for deposits in dollars in the Designated Market and any loss sustained or that would be sustained by any Bank or Participant in connection with the reemployment of funds) incurred or sustained, or that would be incurred or sustained, by each such Bank or Participant, as reasonably determined by each such Bank or Participant, as a result of any failure of the Company to consummate, or the failure of any condition required for the consummation or effectiveness of, any Designated Advance to the Company on the date or in the amount requested by the Company, such indemnification to be determined as though each Bank and Participant (or, in the case of a LIBOR Advance, the LIBOR Lending Office of each Bank and Participant) had or would have funded one hundred percent (100%) of its Pro Rata Share of such Designated Advance in the Designated Market. Notwithstanding the foregoing, if demand is not made within ninety (90) days after the date upon which the event giving rise to liability of the Company under this subparagraph (f) occurs, then the Company shall be allowed to pay the amounts demanded within thirty (30) days after the date upon which demand is made. The determination of such amount by each Bank and Participant shall be conclusive in the absence of manifest error.

                (g) In the event that any Bank or Participant shall have determined that after the Effective Date, the adoption of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof after the Effective Date, or the compliance by such Bank or Participant with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) made by any central bank or governmental agency or body having jurisdiction after the Effective Date, does or shall have the effect of (i) increasing the amount of capital required to be maintained by such Bank or Participant with respect to Advances made by such Bank to the Company or shares in Advances to the Company held by such Participant and/or the Pro Rata Share of such Bank or obligations of such Participant to fund portions of the Commitment, or (ii) increasing the cost to such Bank with respect to making any Advance made to the Company by such Bank or issuing or maintaining the Pro Rata Share of such Bank, or increasing the cost to such Participant of funding or issuing or maintaining its share in any Advance to the Company or the Commitment, in each case by an amount in excess of the amount required on the date hereof, then the Company shall from time to time, within fifteen (15) days after written notice and demand from such Bank or Participant, which notice and demand shall be given and made within a reasonable time, pay to such Bank or Participant, additional amounts sufficient to compensate such Bank or Participant for the cost of such additional required capital. A certificate, evidencing the basis of such calculation in reasonable detail, as to the amount of such cost, submitted to the Company by such Bank or Participant, shall, absent manifest error, be final, conclusive and binding for all purposes. No Bank or Participant shall have the right to collect payments from the Company pursuant to this Section 4.4(g) unless it is the policy of such Bank or Participant, at the time of such collection, to collect similar payments from borrowers (if any) who are comparable to the Company in connection with credit facilities to such borrowers which credit facilities are similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Bank or Participant to collect such payments.

                (h) Each Bank and Participant shall, at the request of the Company, provide reasonable detail to the Company regarding the manner in which the amount of any payment requested by it pursuant to the provisions of Section
4.4 has been determined.

        4.5     Manner and Treatment of Payments.

                (a) The amount of each payment under this Agreement or on the Notes shall be made in lawful money of the United States of America, in immediately available funds. Each such payment shall be made to the Administrative Agent for the account of each of the Banks or the Administrative Agent, as the case may be. All payments received by the Administrative Agent from the Company after 10:00 a.m., California time, on any Banking Day, or on a day which is not a Banking Day, shall be deemed received on the next succeeding Banking Day, except that a payment received at or before 1:00 p.m., California time, on a Banking Day pursuant to a notice of payment (written or oral) received by the Administrative Agent at or before 10:00 a.m., California time, on such Banking Day, shall be deemed received on such Banking Day. If the Company gives such a notice of payment and the Administrative Agent does not receive the corresponding payment in immediately available funds on or before 1:00 p.m. on the Banking Day on which such notice was given, the Company shall reimburse the Administrative Agent for any losses, costs, or other liabilities reasonably incurred by the Administrative Agent in making payments to the other Banks pursuant to Section 4.5(c) in reliance upon such notice of payment.

                (b) Each payment or prepayment of principal on the Notes shall be made and applied among the Banks in accordance with their respective Pro Rata Shares (subject to Sections 10.18 and 11.19) with appropriate adjustments for the periods during which each Bank's share of such amount was advanced by or otherwise owing to such Bank; provided, however, that the Company shall not have any liability whatsoever for the Administrative Agent's failure to so apply any such payment.

                (c) Upon receipt by the Administrative Agent from the Company on or before 10:00 a.m. on any Banking Day, of any payment under this Agreement or the Notes or any notice of payment pursuant to Section 4.5(a), the Administrative Agent shall, as promptly as reasonably practicable, pay to the other Banks in immediately available funds, their respective shares of such payments or anticipated payments, as the case may be, as such shares are fixed pursuant to this Agreement or pursuant to separate agreements among the Banks. Delivery of a payment by the Company to the Administrative Agent shall discharge all of the obligations of the Company to the Banks with respect to the making of the payment. In no event shall the Company have any liability for any failure by the Administrative Agent to pay over to the Banks their respective shares of payments made by the Company.

                (d) Whenever any payment to be made pursuant to this Agreement or on any Note is due on a day that is not a Banking Day, payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of interest.

                (e) Any payment of the principal of any LIBOR Advance shall be made on a LIBOR Banking Day.

                (f) The Administrative Agent (and each Bank with respect to its own pro rata portion of Advances) shall keep a record of Advances made by each Bank and payments of principal with respect to each Note, and such record shall be presumptive evidence of the principal amount owing under each Note.

                (g) Each payment of principal and interest and all other amounts payable by the Company under this Agreement and the other Loan Documents shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency.

                                    ARTICLE 5
                                    SECURITY

        5.1 Secured Credit. The Company's Indebtedness and other Obligations under the Loan Documents shall be secured by the pledge and grant of security interest contained in, and evidenced by, the Pledge Agreement.

        5.2 Delivery of the Pledge Agreement and Other Related Documents. The Company shall (a) execute and deliver to the Administrative Agent (either directly or through an escrow established pursuant to Section 3.1(b)), on or before June 30, 1999, the Pledge Agreement and a UCC-1 Financing Statement in form and content reasonably satisfactory to the Administrative Agent, perfecting the liens and security interests created pursuant to the Pledge Agreement, and
(b) take such actions as are necessary in order to establish to the reasonable satisfaction of the Administrative Agent that such liens and security interests constitute first priority security interests with respect to the property and interests encumbered by the Pledge Agreement.

                                    ARTICLE 6
                                   CONDITIONS

        6.1 Conditions for Effectiveness of This Agreement. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                (a) The Administrative Agent shall have received all of the following documents, each dated as of the Effective Date (unless otherwise specified), and all in form and substance satisfactory to the Administrative
Agent:

                        (i) A Note executed by the Company payable to the order of each Bank, in form and substance satisfactory to the Administrative Agent and the payee Bank, in a principal amount equal to that Bank's Pro Rata Share of the Commitment, which shall be delivered to and thereafter held by that Bank;

                        (ii) A certificate of a vice president, a secretary or an assistant secretary of the Company setting forth: (i) a copy of the resolutions adopted by the Executive Committee of the board of directors of the Company authorizing the execution, delivery and performance of the Loan Documents; and (ii) the name of each incumbent officer of the Company signing any of the Loan Documents on behalf of the Company and each person authorized to sign Requests for Advances and Requests for Designation on behalf of the Company, and certifying that the signature set forth on the certificate opposite each name is the signature of the officer or other person, with the certificate endorsed by a vice-president, a secretary or an assistant secretary of the Company certifying that the person signing the certificate is an incumbent vice president, secretary or assistant secretary (as applicable) of the Company;

                        (iii) The favorable written legal opinion of O'Melveny & Myers LLP, counsel to the Company, substantially in the form of Exhibit G;

                        (iv) A certificate of a Designated Officer of the Company stating that, to the best knowledge of such person, the representations and warranties set forth in Article 7 are true and correct and no Default or Event of Default has occurred;

                        (v) Such certified resolutions of TICALLC, as the Administrative Agent may reasonably require in order to evidence the due authorization, by the members of TICALLC, of TICALLC's activities related to the Merger; and

                        (vi) Such additional agreements, certificates, reports, approvals, instruments, documents, consents and opinions as the Administrative Agent may reasonably request.

                (b) The Company shall have delivered to the Administrative Agent the formation, organizational and management documents for TICALLC and IACLP, and the Administrative Agent shall have established to its satisfaction that upon foreclosure of the lien and security interest of the Pledge Agreement, the purchaser at foreclosure will succeed to the management of TICALLC.

        6.2 Conditions for Advance or Designation. The right of the Company to obtain any Advance or designate any Advance as a LIBOR Advance is subject to the following conditions precedent:

                (a) The representations and warranties contained in Sections 7.1, 7.2, 7.3, 7.4(b), 7.4(c), and 7.5 through 7.11 (exclusive of Section 7.8), inclusive, shall be correct on and as of the date of making of such Advance or designation of such LIBOR Advance (as the case may be) as though made on and as of that date, and no Event of Default or any of the events described in Sections 9.1(c), 9.1(d), 9.1(e), 9.1(f), 9.1(i), 9.1(m) or 9.1(n) shall have occurred;

                (b) No action, suit or proceeding shall be pending against the Company or any Subsidiary or any property of the Company or any Subsidiary that has a reasonable likelihood of being determined adversely to the Company or the Subsidiary and, if so determined, that could have a material adverse effect on the interests of the Banks, or could materially impair the ability of the Company to perform its obligations under the Loan Documents, or could have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole; and

                (c) The Company shall, at its sole expense, deliver or cause to be delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a Request for Advance/Designation setting forth the matters required by Section 3.1(c) or Section 3.2(c) (as appropriate) and certifying as to the matters set forth in Sections 6.2(a) and 6.2(b), and any oral request for any such designation shall be deemed to be a certification by the Company as to the matters set forth in Sections 6.2(a) and 6.2(b).

        6.3 Additional Conditions for First Advance. In addition to satisfaction of the conditions described in Sections 6.1 and 6.2, prior to the latest of (a) the first Advance to the Company or (b) the disbursement of funds into an escrow (as contemplated by Section 3.1(b)) or (c) the date which is thirty (30) days after the Merger Date, the Company shall deliver to the Administrative Agent such amendments to the Schedules attached hereto as may be necessary to reflect the Merger.

                                    ARTICLE 7
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Banks that:

        7.1 Incorporation, Qualification, Powers and Capital Stock. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware (or, following a reincorporation or merger permitted by Section 8.10, such state of incorporation as results therefrom), is duly qualified to do business as, and is in good standing as, a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not in the aggregate have a material adverse effect on the business or financial condition of the Company), and has all requisite power and authority to conduct its business and to own and lease its properties. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities and other Laws.

        7.2     Execution, Delivery and Performance of Loan Documents.

                (a) The Company has all requisite power and authority to execute and deliver, and to perform all of its obligations under, the Loan Documents.

                (b) The execution and delivery by the Company of, and the performance by the Company of each of its obligations under, each Loan Document have been duly authorized by all necessary action and do not and will not:

                        (i) require any consent or approval not heretofore obtained of any stockholder, security holder or creditor of the Company;

                        (ii) violate any provision of the charter or certificate or articles of incorporation or the bylaws of the Company;

                        (iii) other than as contemplated by the Pledge Agreement, result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any property now owned or leased or hereafter acquired by the Company;

                        (iv) violate any provision of any Law (including without limitation Regulations U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company; or

                        (v) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company is a party or by which the Company or any property of the Company is bound or affected.

                (c) The Company is not in default under any Law, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in Sections 7.2(b)(iv) or 7.2(b)(v) in any respect that is materially adverse to the interests of the Banks, or that could materially impair the ability of the Company to perform its Obligations, under the Loan Documents, or that has a material adverse effect on the business or financial condition of the Company.

                (d) No authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any Governmental Agency is or will be required under applicable Law to authorize or permit the execution and delivery by the Company of, and the performance by the Company of all of its Obligations under, each Loan Document.

                (e) Each of the Loan Documents, when executed and delivered, will constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms.

        7.3 Compliance with Laws and Other Requirements. The Company is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all filings, registrations or qualifications with, any Governmental Agency that is necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, permits or exemptions, or accomplish such filings, registrations or qualifications is not in the aggregate materially adverse to the interests of the Banks, and does not in the aggregate materially impair the ability of the Company to perform its Obligations, under the Loan Documents, and does not in the aggregate have a material adverse effect on the business or financial condition of the Company.

        7.4     Subsidiaries.

                (a) Schedule 7.4 correctly sets forth the names and jurisdictions of formation of all Subsidiaries in existence as of the date hereof and sets forth the most recent balance sheet of each such Subsidiary. Except as described in Schedule 7.4, or except as the Company may hereafter disclose to the Administrative Agent in writing with respect to stock or equity investments acquired after the date of this Agreement, the Company does not own any capital stock or equity interest in any Person other than the Subsidiaries or other Persons listed in Schedule 7.4. All outstanding shares of capital stock or partnership equity interests of each Subsidiary (i) are owned of record and beneficially by the Company and/or by one or more than one other Subsidiary, free and clear of all Liens and Rights of Others (other than as contemplated by the Pledge Agreement), and (ii) are duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities and other Laws.

                (b) Each Subsidiary is a corporation, limited liability company or partnership, as the case may be, duly formed, validly existing and in good standing under the laws of its respective jurisdiction of formation, is duly qualified to do business as, and is in good standing as, a foreign corporation, limited liability company or partnership, as the case may be, in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not in the aggregate have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole), and has all requisite power and authority to conduct its business and to own and lease its properties.

                (c) Each Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all filings, registrations or qualifications with, any Governmental Agency that is necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, permits and exemptions, or accomplish such filings, registrations or qualifications does not in the aggregate have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole.

        7.5 Financial Statements. The Company has furnished to the Banks a copy of each of the following:

                (a) The most recent annual consolidated balance sheet of the Company and the Subsidiaries delivered to the Administrative Agent pursuant to this Agreement, and the related consolidated statements of income, and consolidated statements of cash flow for the year then ended, accompanied by the report of Ernst & Young; subject to the qualifications set forth in Schedule 7.5 and any material change disclosed to the Banks and approved by the Majority Banks, such financial statements and the notes thereto fairly present the consolidated financial position of the Company and the Subsidiaries as at the date thereof, and the consolidated results of operations and changes in financial position for the year then ended, all in conformity with GAAP; and

                (b) The most recent quarterly consolidated balance sheet of the Company delivered to the Administrative Agent pursuant to this Agreement, and the related consolidated statements of operations and consolidated statements of cash flow for the fiscal period then ended, prepared without audit by the Company; subject to year-end audit adjustments and to the qualifications set forth in Schedule 7.5 and any material change disclosed to the Banks and approved by the Majority Banks, such financial statements fairly present the financial position of the Company as at the date thereof, and the consolidated results of operations and changes in financial position for the three months then ended, all in conformity with GAAP applicable to interim financial statements.

                (c) The most recent annual consolidated balance sheet of IAC previously delivered to the Administrative Agent by IAC and the related consolidated statements of income, and consolidated statements of cash flow for the year then ended, accompanied by the report of Ernst & Young; subject to the qualifications set forth in Schedule 7.5 and any material change disclosed to the Banks and approved by the Majority Banks, such financial statements and the notes thereto fairly present the consolidated financial position of IAC as at the date thereof, and the consolidated results of operations and changes in financial position for the year then ended, all in conformity with GAAP; and

                (d) The most recent quarterly consolidated balance sheet of IAC previously delivered to the Administrative Agent by IAC and the related consolidated statements of operations and consolidated statements of cash flow for the fiscal period then ended, prepared without audit by the Company; subject to year-end audit adjustments and to the qualifications set forth in Schedule
7.5 and any material change disclosed to the Banks and approved by the Majority Banks, such financial statements fairly present the financial position of IAC as at the date thereof, and the consolidated results of operations and changes in financial position for the three months then ended, all in conformity with GAAP applicable to interim financial statements.

        7.6 No Material Adverse Change. Except as described in Schedule 7.5 and in the financial statements of the Company described in Section 7.5, and except for any material change disclosed to the Banks and approved by the Majority Banks, there has been no material adverse change in the condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, since the date of the most recent of the financial statements described in
Section 7.5, and the Company and the Subsidiaries do not, taken as a whole, have any material liability or, to the best knowledge of the Company, material contingent liability, not reflected or disclosed in the financial statements or notes thereto described in Section 7.5 (except for any changes or liabilities which, in the aggregate, are not materially adverse to the interests of the Banks, and do not materially impair the ability of the Company to perform its obligations, under the Loan Documents, and do not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole).

        7.7 Tax Liability. The Company and each Subsidiary has filed all tax returns (federal, state and local) required to be filed by it and has paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any. The Company's and each Subsidiary's United States income tax liabilities have been audited by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended June 30, 1994, except such claims as may be the subject of appeal. To the best knowledge of the Company, there does not exist any substantial likelihood that any Governmental Agency will, in respect of periods prior to July 1, 1998, successfully assert a tax deficiency against the Company or any Subsidiary that is material to the Company and the Subsidiaries, taken as a whole, that has not been adequately reserved against in the financial statements described in Section 7.5. The Company and each Subsidiary has established and is maintaining adequate reserves for tax liabilities, if any, sufficient to comply with GAAP.

        7.8 Litigation. Except as described in Schedule 7.8, there are no actions, suits or proceedings pending or, to the best knowledge of the Company, credibly threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary before any Governmental Agency which, if determined adversely to the Company or the Subsidiary, could have a material adverse effect on the interests of the Banks, or could materially impair the ability of the Company to perform its obligations under the Loan Documents, or could have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole.

        7.9 Pension Benefit Plan. The Company does not currently maintain, and has no present or contingent liabilities with respect to, any Benefit Plan.

        7.10    The Business Plan. With respect to the most current Business
Plan: (a) all facts stated as such therein, when so stated, were true and complete in all material respects, (b) all facts upon which the forecasts or projections therein contained are based were, when included therein, true and complete in all material respects and to the best knowledge of the Company no material fact, as then known to the Company, was omitted from that basis, (c) all assumptions made in that basis were reasonable under the circumstances existing at the time of preparation of such Business Plan, and (d) the forecasts or projections were reasonably based on those facts and assumptions.

        7.11 Regulations U and X; Investment Company Act. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meanings of Regulation U of the Board of Governors of the Federal Reserve System. Except for the purchase by TICALLC of certain outstanding shares of IAC, no part of any Advance will be used to purchase or carry any margin stock, or to extend credit to others for that purpose, or for any purpose that violates the provisions of Regulations U or X of the Board of Governors. Neither the Company nor any Subsidiary is or is required to be registered under the Investment Company Act of 1940.

        7.12 No Default. No event has occurred and is continuing that is a Default or an

Event of Default.

        7.13 Year 2000 Representation. The Company and its Subsidiaries have developed and budgeted for a comprehensive program to address the "Year 2000" problem (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999). The Company and its Subsidiaries have implemented that program substantially in accordance with their timetable and budget and reasonably anticipate that they will substantially avoid the Year 2000 problem as to all computers, as well as embedded microchips in non-computing devices, that are material to the Company's and Subsidiaries' business, properties or operations. The Company and its Subsidiaries are in the process of developing feasible contingency plans adequate to ensure uninterrupted and unimpaired business operation in the event of failure of their own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in their communications and delivery infrastructure.

                                    ARTICLE 8
                            COVENANTS OF THE COMPANY

        As long as any Note remains unpaid or any Obligation remains owing or the Commitment remains in effect, unless (except as provided in Section 11.2) the Majority Banks otherwise consent in writing:

        8.1 Payment of Taxes and Other Potential Liens. The Company shall pay and discharge promptly, and cause each Subsidiary to pay and discharge promptly, all taxes, assessments and governmental charges or levies imposed upon it, upon its property or any part thereof, upon its income or profits or any part thereof, or upon any right or interest of any Bank or Participant under or with respect to any Loan Document, except that neither the Company nor any Subsidiary shall be required to pay or cause to be paid (a) any income or gross receipts tax generally applicable to banks and imposed on any Bank or Participant, (b) any tax, assessment, charge or levy that is not yet past due, or being actively contested in good faith by appropriate proceedings, as long as the Company or Subsidiary, as the case may be, has established and maintains adequate reserves for the payment of the same in accordance with GAAP and, by reason of nonpayment, no property of the Company or any Subsidiary is in danger of being lost or forfeited, (c) any real or personal property taxes which a lessee of the Company or any Subsidiary is obligated to pay under a bona fide lease so long as the Company or Subsidiary uses all reasonable means to cause such lessee to pay such taxes, or (d) any real or personal property taxes on property securing Non-Recourse Debt, which Non-Recourse Debt the Company or such Subsidiary has determined will not be paid as it comes due, provided that, except with respect to clause (d) above, (i) no such property taxes shall remain unpaid more than five (5) years past the delinquency date thereof, and (ii) by reason of nonpayment, no property of the Company or any Subsidiary is in danger of being lost or forfeited.

        8.2 Preservation of Existence. Subject to Sections 8.10 and 8.12, the Company shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its status as a legal entity and its licenses, rights, franchises and privileges in the jurisdiction of its formation and all authorizations, consents, approvals, orders, licenses, permits or exemptions from, or registrations or qualifications with, any Governmental Agency that are necessary for the transaction of its business, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, to do business as a foreign entity in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties, provided that neither the complete liquidation of any Subsidiary, nor the failure to preserve and maintain any particular license, right, franchise, privilege, authorization, consent, approval, order, permit, exemption, registration or qualification, or to qualify or remain qualified in any jurisdiction, that is not material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, will constitute a violation of this covenant.

        8.3 Maintenance of Properties. The Company shall maintain, preserve and protect, and cause each Subsidiary to maintain, preserve and protect, its properties used or useful in the conduct of its business in good order and condition, subject to ordinary wear and tear and, in the case of unimproved properties, damage caused by the natural elements, and not permit any Subsidiary to permit, any waste of its properties, except that the failure to maintain, preserve and protect a particular item of property that is not of significant value to the Company and its Subsidiaries, taken as a whole, either intrinsically or to the operations of the Company and its Subsidiaries, taken as a whole, will not constitute a violation of this covenant.

        8.4 Maintenance of Insurance. The Company shall maintain, and cause each Subsidiary to maintain: (a) insurance with responsible companies in such amounts and against such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general area in which the Company or Subsidiary operates, and (b) insurance required by any Governmental Agency having jurisdiction over the Company or any Subsidiary.

        8.5 Compliance with Laws and Other Requirements. The Company shall comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws and orders of any Governmental Agency, noncompliance with which could reasonably be expected to materially and adversely affect the business or financial condition of the Company and its Subsidiaries, taken as a whole, except that neither the Company nor any Subsidiary need comply with a requirement then being contested by it in good faith by appropriate proceedings so long as no interest of the Banks may be materially impaired thereby.

        8.6     Financial Covenants.

                (a) Minimum Consolidated Tangible Net Worth of the Company. The Company will, as of the last day of any Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 1998, keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (a) Seven Hundred Fifty Million ($750,000,000), plus (b) twenty-five percent (25%) of its Consolidated Net Income (but only if a positive number) determined on a cumulative basis for each Fiscal Year commencing with the Fiscal Year ending June 30, 1999.

                (b) Company's Fixed Charge Coverage. The Company will, as of the last day of any Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 1998, keep and maintain the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the immediately preceding four consecutive Fiscal Quarters at not less than 1.5 to 1.0.

                (c) Company's Cash Flow Debt Coverage. The Company will, as of the last day of each Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 1998, keep and maintain the ratio of Consolidated EBITDA to the sum of (i) Consolidated Fixed Charges, plus (ii) Nondiscretionary Capital Expenditures measured on a consolidated basis for the Company, plus (iii) all scheduled principal amortization payments on Debt measured on a consolidated basis for the Company (including any payment consisting of a "balloon" payment at maturity, except for any such payment which is currently refinanced through the incurrence of new Debt or which is covered by a binding take-out credit commitment that will fund at the earlier of (x) the date that is ninety (90) days after such balloon payment or
(y) the Maturity Date) for the immediately preceding four consecutive Fiscal Quarters at not less than 1.05 to 1.00.

                (d) Company's Leverage. The Company will not permit, as of the last day of any Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 1998, the ratio of Consolidated Total Liabilities to Consolidated Undepreciated Assets to be greater than 0.85 to 1.00.

                (e) Company's Limitation on Debt. The Company will not permit, as of the last day of any Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 1998:

                        (i)     the ratio of (A) Consolidated Unsecured Debt to
        (B) Consolidated Unencumbered Assets (other than assets which are properly classified as "intangible assets" in accordance with GAAP and other than Unencumbered Assets which are subject to Liens described in clause (iii) of the second sentence of the definition of "Debt") which are owned by the Company or by a Subsidiary (provided that, for purposes of this Section 8.6(e)(i), the value of any Unencumbered Asset which is owned by a Subsidiary shall be multiplied by the aggregate percentage of the equity interest owned by the Company and any Subsidiary in such Subsidiary) to exceed 0.45 to 1.00; or

                        (ii) the ratio of Consolidated Total Debt to Consolidated Undepreciated Assets to exceed 0.60 to 1.00.

                (f) TICALLC's Total Assets. The Company shall not permit TICALLC to own any assets other than the IAC Partnership Units, ownership interests in IAC Capital Trust, a Delaware business trust, and cash or cash equivalents.

                (g) IACLP's Unencumbered Assets. Commencing as of the Merger Date, the Company shall cause IACLP to maintain, as of the last day of any Fiscal Quarter beginning with the end of the Fiscal Quarter ending December 31, 1998, a ratio of

Unencumbered Assets of IACLP to (b) the sum of (i) all Unsecured Debt of IACLP plus (ii) the unpaid principal balance of all Advances then outstanding, of not less than 1.5 to 1.00.

                (h) IACLP's Leverage. Commencing as of the Merger Date, the Company shall cause IACLP to maintain, as of the last day of any Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 1998, a ratio of Total Liabilities of IACLP to Total Partnership Capital of less than or equal to 1.50 to 1.00.

                (i) IACLP's Minimum Fixed Charge Coverage. Commencing as of the Merger Date, the Company shall cause IACLP to maintain, as of the last day of each Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 1998, a ratio of the EBITDA of IACLP to Fixed Charges of IACLP for the immediately preceding four consecutive Fiscal Quarters of not less than 1.75 to 1.0.

        8.7 Amendment of Formation Documents. On or before the date 60 days after the Merger Date, the Company will cause such amendments to the partnership agreement of IACLP as are necessary or appropriate in the reasonable judgment of the Administrative Agent, so as to provide that, for so long as any Obligations remain under this Agreement, (i) the provisions of IACLP's partnership agreement pertaining to distributions of partnership income to IACLP's partners shall not be altered in a manner materially adverse to the interests of the Banks and (ii) IACLP shall not issue additional IAC Partnership Units unless such newly issued IAC Partnership Units are subject to lien and security interests of the Pledge Agreement;

        8.8     Lien Free Properties.

                (a) The Company will, at all times prior to repayment in full of the Notes, maintain one hundred percent fee ownership, free and clear of all Liens and Negative Pledges, of Designated Investment Properties having an undepreciated book value, as reflected on the financial statements of the Company, at least equal to Two Hundred Million Dollars ($200,000,000); provided that:

                        (i) the Company may substitute one or more other Investment Properties located on the Irvine Ranch (the "Substitute Property") for one or more of the Designated Investment Properties so long as:

                                (A)     the land and improvements which
        constitute the Substitute Property have, as of the date of substitution, an undepreciated book value of not less than one hundred ten percent (110%) of the then undepreciated book value of the Designated Investment Property being replaced, and

                                (B) if the Designated Investment Property being replaced is improved with a building, the Substitute Property must also be improved with a building, and if the Designated Investment Property being replaced is not a recreational property, the Substitute Property may not be a recreational property, and

                                (C) the Substitute Property is, on the date of substitution and at all times thereafter, one hundred percent owned in fee by the Company, free and clear of all Liens and Negative Pledges.

                        (ii) to the extent that, at the time of substitution, the Company does not own Investment Properties on the Irvine Ranch which
        (1) are free and clear of all Liens and Negative Pledges and (2) have a then undepreciated book value of one hundred ten percent (110%) or more of the then undepreciated book value of the Designated Investment Property being replaced, the Company may replace one or more of the Designated Investment Properties with equity interests in an Irvine Ranch Investment Affiliate (other than IAC Partnership Units) (the "Equity Interests") so long as:

                                (A)     the Equity Interests have, as of the
        date of substitution, a market value not less than twice the then undepreciated book value of the property being substituted, and

                                (B) the Equity Interests are, on the date of substitution and at all times thereafter, free and clear of Liens and Negative Pledges, and

                                (C) the Irvine Ranch Investment Affiliate in which the Equity Interest is held is, on the date of substitution and at all times thereafter, an entity in which at least fifty-one percent (51%) of the equity interest is owned by the Company; provided, however, that (1) if the Irvine Ranch Investment Affiliate in which the Equity Interest is held is a Real Estate Investment Trust the shares in which are publicly traded on a recognized exchange or were sold in a private placement to "accredited investors" in accordance with Regulation D of the Securities and Exchange Commission, the condition contained in this Section 8.8(a)(ii)(C) shall be deemed satisfied if at least fifty-one percent (51%) of each class of the shares of such Real Estate Investment Trust were owned by the Company at the time of its formation and (2) if the Irvine Ranch Investment Affiliate in which the Equity Interest is held is a partnership in which a Real Estate Investment Trust the shares in which are publicly traded on a recognized exchange or were sold in a private placement to "accredited investors" in accordance with Regulation D of the Securities and Exchange Commission is a partner, the condition contained in this Section 8.8(a)(ii)(C) shall be deemed satisfied if at least fifty-one percent (51%) of the equity interest in such partnership was owned by the Company at the time of its formation, and

                                (D) Fifty-one percent (51%) or more of the book value of assets of the Irvine Ranch Investment Affiliate in which the Equity Interest is held is, on the date of substitution and at all times thereafter, land and improvements located on the Irvine Ranch.

                (b) Notwithstanding any other provision of this Agreement (including without limitation Section 8.12), commencing as of the Merger Date:

                        (1) the Company, Subsidiaries and Permitted Shareholders shall, at all times during the term of this Agreement (subject only to the Pledge Agreement) (A) own, in the aggregate, at least ninety-nine and two-tenths percent (99.2%) of the Common Limited Partner Units of IACLP (as defined in the partnership agreement of IACLP), (B) retain voting control of TICALLC, (C) cause the Company to continuously be the managing member of TICALLC, and (D) own, free and clear of all Liens and Negative Pledges, all of the stock of ICDC;

                        (2) the Company shall not permit TICALLC to incur any Debt (other than Debt owed to the Company or any Subsidiary or such Debt of IACLP as would properly be classified as Debt of TICALLC by virtue of TICALLC's general partner interest in IACLP) or permit TICALLC to grant any Negative Pledge or Lien with respect to any tangible or intangible property owned by TICALLC; and

                        (3) the Company shall not permit IACLP to incur any Debt except Debt that is a Corporate Purpose Borrowing; provided that, in each case, the incurrence of such Debt must not result in a violation of the covenants contained in Sections 8.6(b), (h) and (i). The Company shall not permit IACLP to incur any Debt, proceeds of which are paid to the Company or any Subsidiary (other than IACLP), unless such payment is in repayment of Corporate Purpose Borrowings of IACLP from the Company or such Subsidiary.

        8.9     Nature of Business.

                (a) Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the Effective Date which is the direct ownership and development of land and improvements and the ownership, purchase, development, leasing and sale, either directly or through Investments in Irvine Ranch Investment Affiliates or Investments in Non-Irvine Ranch Investment Affiliates within the limitations of Section 8.11(k), of residential communities, business, industrial and retail centers and recreational facilities.

                (b) Nothing contained in this Section 8.9 shall be deemed to prohibit the Company from making Investments permitted under Section 8.11.

        8.10 Merger, Consolidations. The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets in a single transaction or series of transactions, provided that:

                        (i) the Company or a Subsidiary may merge with IAC and any Subsidiary may merge or consolidate with or into the Company or any Wholly Owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                        (ii) the Company may consolidate, merge with or into any other corporation if (1) the corporation which results from such consolidation or merger is a solvent corporation organized and existing under the laws of the United States or any State (except Alabama) thereof (including the District of Columbia), and such corporation (x) shall have executed and delivered to each of the Banks and the Administrative Agent its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes, and all other Loan Documents executed by the Company and (y) shall have caused to be delivered to each of the Banks and the Administrative Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Majority Banks, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, (2) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (3) the surviving corporation would be permitted by the provisions of Section 8.6(e) to incur at least One Dollar ($1.00) of additional Debt (without regard to whether such consolidation or merger occurs on the last day of any Fiscal Quarter); and

                        (iii) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Subsidiary, which may only be sold or otherwise disposed of pursuant to Section 8.12) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company, a copy of which determination, certified by the Secretary or an Assistant Secretary of the Company, shall have been furnished to the Banks and the Administrative Agent) at the time of such sale or other disposition if (1) the acquiring Person is a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (x) shall have executed and delivered to each of the Banks and the Administrative Agent its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes, and all other Loan Documents executed by the Company and (y) shall have caused to be delivered to each of the Banks and the Administrative Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Majority Banks, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, (2) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (3) the acquiring Person would be permitted by the provisions of Section 8.6(e) to incur at least One Dollar ($1.00) of additional Debt (without regard to whether such sale or disposition occurs on the last day of any Fiscal Quarter).

No such Transfer of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become liable in the manner prescribed in this Section 8.10 from its liability under this Agreement, the Notes, and all other Loan Documents executed by the Company.

        8.11 Investments. The Company will not, and will not permit any Subsidiary to, make any Investments, other than:

                (a) Investments in property or assets to be used in conducting the business of the Company and its Subsidiaries as described in and within the limitations of Section 8.9(a) of this Agreement;

                (b) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Subsidiary, and by Subsidiaries in and to the Company;

                (c) Investments representing loans or advances in the usual and ordinary course of business to officers, directors and employees in accordance with the Company's policies as set forth and described on Schedule 8.11A;

                (d)     Investments disclosed in Schedule 8.11B;

                (e) Investments in United States Governmental Securities, provided that such obligations mature within three hundred sixty-five (365) days from the date of acquisition thereof;

                (f) Investments in certificates of deposit or bankers' acceptances issued by an Acceptable Bank, provided that such obligations mature within three hundred sixty-five (365) days from the date of acquisition thereof;

                (g) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than two hundred seventy (270) days from the date of creation thereof;

                (h)     Investments in Repurchase Agreements;

                (i) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within three hundred sixty-five (365) days from the date of acquisition thereof;

                (j) Investments in (i) land and improvements (together with personal property located thereon) located in the State of California, (ii) equity interests in Irvine Ranch Investment Affiliates, and (iii) purchase money notes secured by Liens on land received in connection with the sale of land by the Company in an outstanding aggregate amount not to exceed Eighty-Five Million Dollars ($85,000,000); and

                (k) (i) Investments of the Company not described in the foregoing clauses (a) through (j), (ii) equity interests in Non-Irvine Ranch Investment Affiliates, and (iii) purchase money notes secured by Liens on property owned and sold by the Company; provided that (1) the aggregate of all such Investments made pursuant to this clause (k) shall not at any time exceed Three Hundred Million Dollars ($300,000,000), (2) immediately before and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing and (3) the Company would be permitted on the date of incurrence of such Investment by the provisions of Section 8.6(e) to incur at least $1.00 of additional Debt (without regard to whether such date occurs on the last day of any Fiscal Quarter).

        8.12 Guaranties. The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Subsidiary in compliance with the provisions of this Agreement.

        8.13 Transactions with Affiliates. The Company will not enter and will not permit any Subsidiary to enter, directly or indirectly into any transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), unless the following apply:

                (a) such transaction is in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a person not an Affiliate and which are in the best interests of the Company and its Subsidiaries, taken as a whole and

                (b) if such transaction is with a Real Estate Investment Trust or a partnership in which a Real Estate Investment Trust is a partner and such transaction either constitutes or follows a REIT Transfer, the Company reasonably projects that no Default will occur under Section 8.6 during the twenty-four months following such transaction and

                (c) if the transaction is a Transfer to a Subsidiary (other than ICDC) of an asset and maintenance of the asset subject to such Transfer as an Unencumbered Asset is required in order for the Company to comply with
Section 8.6(e)(i), then the Company shall cause the Subsidiary receiving such Transfer to deliver to the Administrative Agent a guaranty of the Indebtedness under the Notes, in form and content reasonably acceptable to the Majority Banks, with liability under such guaranty limited to the net worth (on a fair market value basis) of the Subsidiary immediately after its receipt of such Transfer, as follows:

                        (i) If the Transfer is to a Subsidiary all of the stock of which is owned by the Company, the following shall apply:

                                (A) If such Subsidiary has Unsecured Debt as of the date of such Transfer, such guaranty must be delivered concurrently with such Transfer;

                                (B)     If such Subsidiary does not have
        Unsecured Debt as of the date of such Transfer, no such guaranty need be delivered unless and until such Subsidiary becomes obligated for Unsecured Debt, (in which case such guaranty must be delivered within thirty (30) days after such Unsecured Debt is incurred); and

                        (ii) If the Transfer is to a Subsidiary other than a Subsidiary all of the stock of which is owned by the Company, such guaranty must be delivered concurrently with such Transfer.

Any transaction with an Affiliate (y) which is shown on Schedule 8.13 or (z) which is hereafter determined by a majority of the disinterested members of the Company's Board of Directors, acting in good faith after full disclosure of all the material terms of such transaction as evidenced by a resolution of the Company's Board of Directors, to be in the ordinary course of the Company's business and in the Company's best interest shall be conclusively presumed to comply with clause (a) of this Section 8.13.

        8.14 Books and Records. The Company shall maintain, and cause each Subsidiary to maintain, full and complete books of account and other records reflecting the results of its operations in conformity with GAAP and all applicable requirements of any Governmental Agency having jurisdiction over the Company or any Subsidiary or any business or properties of the Company or any Subsidiary.

        8.15 Inspection Rights. At any time during regular business hours and at any other reasonable time, and as often as requested, the Company shall permit, and cause each Subsidiary to permit, each Bank or any employee, agent or representative thereof to inspect and make copies and abstracts from the records and books of account of, and to visit and inspect the properties of, the Company and any Subsidiary, and to discuss any affairs, finances and accounts of the Company and any Subsidiary with any of their respective officers or directors, except that nothing in this Section 8.15 shall require the Company or any Subsidiary to permit any Bank to examine or otherwise have access to any matter that is protected from disclosure by the attorney-client privilege or the doctrine of attorney's work product, and provided that so long as no Event of Default has occurred, (a) any inspection of the records and books of account of the Company or any Subsidiary shall require notice to the Company at least one (1) day in advance, (b) the applicable Bank shall endeavor (but shall not be required) to notify the Company prior to any visitation or inspection of any properties of the Company or any Subsidiary, unless such Bank in good faith determines that such notice would serve no useful purpose or would adversely affect the interests of the Banks under the Loan Documents, and (c) each Bank shall take reasonable steps to minimize any disruption to the operations of the Company or any Subsidiary caused by any such visitation or inspection.

        8.16 Reporting Requirements. The Company shall cause to be delivered to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and in sufficient number of copies for the Administrative Agent and each Bank (provided that the Company shall deliver any items of a bound nature directly to the Banks, with a copy to the Administrative Agent):

                (a) As soon as practicable and in any event within two (2) Banking Days after the occurrence of a Default or Event of Default becomes known to a Responsible Official of the Company, a written statement of a Designated Officer setting forth the nature of the Default or Event of Default, and as soon as practicable and in any event within three (3) Banking Days thereafter a written statement of a Designated Officer setting forth the action that the Company proposes to take with respect thereto;

                (b) As soon as available and in any event within seventy-five (75) days after the end of each of the first three quarters of each of the Company's Fiscal Years, a consolidated balance sheet of the Company and the Subsidiaries and a balance sheet of ICDC as of the end of the Fiscal Quarter most recently ended and consolidated statements of operations and of cash flow of the Company and the Subsidiaries and statements of operations and of cash flow of ICDC for that Fiscal Quarter and for the period beginning at the beginning of the Fiscal Year and ending with the end of the quarter most recently ended, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the vice-chairman, chief financial offi cer, any senior vice president-corporate finance or any senior vice-president-project finance of the Company (or, in the case of statements of ICDC, by an appropriate officer of ICDC) as fairly presenting the consolidated financial position of the Company and the

Subsidiaries (or ICDC, as applicable) as at the date thereof and the consolidated results of operations and changes in financial position for the Fiscal Quarter then ended in con formity with GAAP applicable to interim financial statements consistent with those applied in the preparation of the financial statements previously furnished pursuant to this Agreement, together with (i) a Quarterly Operating Report for the Company for such Fiscal Quarter,
(ii) a schedule of recourse Interest Rate Protection Agreements to which the Company is a party, including, with respect to each such transaction, the notional amount, the counterparty, the term and the rate protection afforded by such agreement, (iii) a statement, certified as true and correct by a Designated Officer, of all Debt of the Company and its Subsidiaries as of the end of such Fiscal Quarter, including, with respect to each Debt, the outstanding principal amount as of the end of such Fiscal Quarter, the amount remaining undisbursed, if any, the maturity, the required monthly payments of principal and interest and the identity of the lender, (iv) a Compliance Certificate, and (v) a report showing the aggregate undepreciated book value of each type of Unencumbered Asset owned by the Company as of the end of such Fiscal Quarter;

                (c) As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Company, a consolidated balance sheet of the Company and the Subsidiaries and a balance sheet of ICDC as of the end of the Fiscal Year most recently ended and consolidated statements of income and of cash flow of the Company and the Subsidiaries and statements of operations and of cash flow of ICDC for the Fiscal Year most recently ended, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year and in each case accompanied by:

                        (i) a report on the financial statements by Ernst & Young or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Administrative Agent stating that their examination of the financial statements was conducted in accordance with generally accepted auditing standards and was unqualified as to scope, and that the statements fairly present the consolidated financial position of the Company and the Subsidiaries as at the date thereof and the consolidated results of operations and changes in financial position for the Fiscal Year then ended in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Fiscal Year, subject only to such qualifications and exceptions as are described in Schedule 7.5 or are otherwise acceptable to the Administrative Agent;

                        (ii) a Quarterly Operating Report for the fourth Fiscal Quarter of such Fiscal Year;

                        (iii) the items described in Sections 8.16(b)(ii), 8.16(b)(iii) and 8.16(b)(iv);

                        (iv) a report showing the aggregate undepreciated book value of each type of Unencumbered Asset owned by the Company as of the end of such Fiscal Year; and

                        (v) a balance sheet of any Subsidiary that has received a Transfer described in Section 8.13(c), as of the end of such Fiscal Year;

                (d)     As soon as available and in any event within fifteen
(15) days after publication thereof by the Company, a copy of each material supplement, modification, amendment, restatement, update or revised version of the Business Plan (including each annual revision thereof); provided that annual revisions thereof shall be delivered, in any event, within ninety (90) days after the end of the Company's Fiscal Year;

                (e)     As soon as available and in any event within forty-five
(45) days after the end of each Fiscal Year of the Company, a schedule, in form and substance satisfactory to, and setting forth such information as may be reasonably requested by, the Administrative Agent, of all insurance then in effect with respect to the Company;

                (f) Promptly upon a Responsible Official of the Company learning thereof and determining that the same is material, notice in writing of any action, suit or proceeding pending or credibly threatened before any Governmental Agency against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary which, if determined adversely to the Company or any Subsidiary, could have a material adverse effect on the business, assets, operation or condition, financial or otherwise, of the Company or Subsidiary or could impair the ability of the Company to perform its obligations under the Loan Documents;

                (g) As soon as practicable and in any event within five (5) Banking Days after a Responsible Official of the Company or of any ERISA Affiliate knows that any Termination Event with respect to any Benefit Plan has occurred, and provided such

Termination Event would have an adverse effect on the business or financial condition of the Company, a statement of a Designated Officer describing such Termination Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

                (h) Promptly and in any event within two (2) Banking Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice received by the Company or any ERISA Affiliate from the PBGC stating its intention to terminate any Benefit Plan (but only to the extent such termination would have an adverse effect on the business or financial condition of the Company) or to have a trustee appointed to administer any Benefit Plan;

                (i) Promptly upon request of the Administrative Agent, copies of each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each Benefit Plan (if any);

                (j) Promptly after, and in any event within five (5) Banking Days after, incurring any Indebtedness in excess of Twenty-Five Million Dollars ($25,000,000) in committed principal amount (other than Non-Recourse Debt) that contains a Cross-Default Provision, a true copy thereof; and

                (k) As promptly as reasonably possible following request therefor, such other information about the business, assets, operation or condition, financial or otherwise, of the Company or any Subsidiary, as the Administrative Agent from time to time reasonably may request.

                (l) Following the Merger Date, as soon as available and in any event within seventy-five (75) days after the end of each of the first three quarters of each of IACLP's Fiscal Years, a consolidated balance sheet of IACLP as of the end of the Fiscal Quarter most recently ended and consolidated statements of operations and of cash flow of IACLP for that Fiscal Quarter and for the period beginning at the beginning of the Fiscal Year and ending with the end of the quarter most recently ended, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the vice-chairman, chief financial officer, any senior vice president-corporate finance or any senior vice president-project finance of the Company in its capacity as managing member of TICALLC, a general partner of IACLP, as fairly presenting the consolidated financial position of IACLP as at the date thereof and the consolidated results of operations and changes in financial position for the Fiscal Quarter then ended in conformity with GAAP applicable to interim financial statements consistent with those applied in the preparation of the financial statements previously furnished pursuant to this Agreement, together with (i) a Quarterly Operating Report for such Fiscal Quarter, (ii) a schedule of recourse Interest Rate Protection Agreements to which IACLP is a party, including, with respect to each such transaction, the notional amount, the counterparty, the term and the rate protection afforded by such agreement,
(iii) a statement, certified as true and correct by the Designated Officer of the Company in its capacity as managing member of TICALLC, a general partner of IACLP, of all Debt of IACLP as of the end of such Fiscal Quarter, including, with respect to each Debt, the outstanding principal amount as of the end of such Fiscal Quarter, the amount remaining undisbursed, if any, the maturity, the required monthly payments of principal and interest and the identity of the lender, (iv) a Compliance Certificate, and (v) a report showing the aggregate undepreciated book value of each type of Unencumbered Asset owned by IACLP as of the end of such Fiscal Quarter;

                (m) Following the Merger Date, as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of IACLP, a consolidated balance sheet of IACLP as of the end of the Fiscal Year most recently ended and consolidated statements of income and of cash flow of IACLP for the Fiscal Year most recently ended, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year and in each case accompanied by:

                        (i) a report on the financial statements by Ernst & Young or other independent certified public accountants of recognized standing selected by IACLP and acceptable to the Administrative Agent stating that their examination of the financial statements was conducted in accordance with generally accepted auditing standards and was unqualified as to scope, and that the statements fairly present the consolidated financial position of IACLP as at the date thereof and the consolidated results of operations and changes in financial position for the Fiscal Year then ended in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Fiscal Year, subject only to such qualifications and exceptions as are described in Schedule 7.5 or are otherwise acceptable to the Administrative

        Agent;

                        (ii) a Quarterly Operating Report for the fourth Fiscal Quarter of such Fiscal Year;

                        (iii) the items described in Sections 8.16(l)(ii), 8.16(l)(iii) and 8.16(l)(iv); and

                        (iv) a report showing the aggregate undepreciated book value of each type of Unencumbered Asset owned by IACLP as of the end of such Fiscal Year;

        8.17 Continuity of Management. Within twelve (12) months after the death or incapacity of Donald Bren, a new Chairman or Chief Executive Officer of the Company shall be appointed by the Board of Directors of the Company.

        8.18    Restricted Payments.

                (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare or make or incur any liability to declare or make any Restricted Payment unless:

                        (i) if, after giving effect to the proposed Restricted Payment, the sum of the aggregate amount of Restricted Payments made during any Fiscal Year would not exceed the Permitted Restricted Payment Amount; and

                        (ii) if, after giving effect to any proposed Restricted Payment which is a Dividend the sum of the aggregate amount of Dividends made during any Fiscal Year would not exceed the Permitted Dividend Amount.

                (b) In the event a Dividend is declared at a time when the Company is a Subchapter "S" corporation for federal income tax purposes, the Tax Amount applicable to all such Dividends declared during any Fiscal Year of the Company shall not affect or be included in the calculation of the Permitted Restricted Payment Amount or the Permitted Dividend Amount for purposes of this Section and such Tax Amount shall be permitted to be paid as a Dividend so long as all of the other terms and conditions of this

Section shall have been satisfied.

                (c) The Company will not declare any Dividend which constitutes a Restricted Payment payable more than sixty (60) days after the date of declaration thereof.

                (d) For the purposes of this Section, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

        8.19 Incorporation of Additional Event of Default. In the event the Company enters into any agreement with any holder of Debt of the Company which results in the imposition or inclusion of an event of default, event of acceleration or other substantially similar covenant or provision with respect to Non-Recourse Debt of the Company (other than Non-Recourse Debt of the Company of which the entire outstanding principal amount is owed to such holder of Debt) (collectively, the "Non-Recourse Event of Default"), such Non-Recourse Event of Default shall be incorporated in this Agreement as if fully set forth herein.

        8.20 Adjustment Following REIT Transfer. In the event that the Company shall make a REIT Transfer, the Company and the Banks shall promptly commence and shall pursue in good faith, negotiations to amend the financial covenants contained in Section 8.6 to conform such covenants as criteria for evaluating the Company's financial condition to substantially the same criteria as were effective prior to such transfer transaction.

                                    ARTICLE 9
                   EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

        9.1 Events of Default. The occurrence of any one or more of the following events, whatever the reason therefor, shall constitute an Event of Default under this Agreement:

                (a) Any failure by the Company to pay the principal of any Note or any portion thereof when due, whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise; or

                (b) Any failure by the Company to pay any installment of interest on any Note when due as provided in Section 4.1; or

                (c) A failure by the Company to pay any commitment fee, Administrative Agent's fee, underwriting and syndication fee, facility fee, extension fee or any other amount payable by the Company under the Loan Documents within ten (10) days after the date when due as provided herein; or

                (d) A failure by the Company (or, to the extent obligated thereunder, any Subsidiary) to perform the covenants contained in Section 8.16(a) within the time periods contained therein; or

                (e) A failure by the Company to perform or observe any term, covenant or agreement on its part to be performed under any Loan Document (including, without limitation, with respect to the Company, Sections 8.6 [other than Section 8.6(f)] or 8.10) which by its nature cannot be cured within sixty
(60) calendar days after notice of such failure is given by the Administrative Agent to the Company, as applicable; or

                (f) A failure by the Company to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and such failure shall continue for more than thirty (30) calendar days after notice of such failure is given by the Administrative Agent to the Company unless such failure is of such a nature that it cannot be cured within such thirty (30) day period and the Company commences action to cure such failure within such thirty (30) day period and thereafter diligently and continuously prosecutes such action to completion within sixty (60) calendar days after notice of such failure is given by the Administrative Agent to the Company; or

                (g) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any Loan Document proves to have been incorrect when made in any respect that is materially adverse to the interests of the Banks under the Loan Documents; or

                (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all of the Banks, or satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction; or the validity or enforceability thereof is contested in a judicial proceeding by the Company or any officer, director or shareholder thereof; or the Company denies that it has any or further liability or obligation under any Loan Document executed by it, unless all Obligations of the Company thereunder have been fully paid and performed; or

                (i) The Company or any Subsidiary (i) defaults (after the expiration of applicable notice and cure periods) in the performance of any obligation other than for the payment of money in connection with any Unsecured Debt in excess of Twenty-Five Million Dollars ($25,000,000), and the holder of such Unsecured Debt accelerates the payment thereof as a result of such default, or (ii) defaults (after the expiration of applicable notice and cure periods) as principal or as guarantor or other surety in the performance of any obligation for the payment of money in connection with any Unsecured Debt in excess of Twenty-Five Million Dollars ($25,000,000); or

                (j) A final judgment against the Company or Subsidiary is entered for the payment of money in excess of five percent (5%) of Consolidated Tangible Net Worth, and remains unsatisfied without procurement of a stay of execution within thirty (30) calendar days after the date of entry of judgment; or

                (k) The Company is dissolved or liquidated or, except in accordance with the terms hereof, all or substantially all of the assets of the Company are sold or otherwise transferred to any Person other than a Subsidiary without the written consent of the Administrative Agent; or

                (l)     (i)     Unless the Supermajority Banks otherwise consent
        (which consent may be withheld in their sole and absolute discretion),
        (A) more than fifty (50%) of the issued and outstanding shares of all classes of capital stock of the Company ceases to be owned by Permitted Shareholders, or (B) for reasons other than death or incapacity, Donald Bren ceases to actively participate as a Senior Executive in the strategic decisions by the Company; or

                        (ii) Unless the Supermajority Banks otherwise consent (which consent may be withheld in their sole and absolute discretion), for reasons other than retirement, death or disability, either more than fifty percent (50%) of the Independent Directors who were Independent Directors at the beginning of such period or more than fifty percent (50%) of the entire membership of the Board of Directors of the Company who were members of the Board of Directors at the beginning of such period are replaced within a period of twelve (12) consecutive months.

                (m) The Company or any Subsidiary is the subject of an order for relief by the bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Company or Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or the Company or any Subsidiary institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or to all or any part of its property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of the Company or Subsidiary and continues undismissed or unstayed for forty-five (45) calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any part of the property of the Company or any Subsidiary and is not released, vacated or fully bonded within forty-five (45) calendar days after its issue or levy; or

                (n) The Majority Banks reasonably determine that a material adverse change has occurred since December 31, 1998 in the operations, business or condition, financial or otherwise, of the Company and fifteen (15) calendar days have elapsed since the date that notice of such determination is given to the Company; or

                (o) Any Termination Event with respect to any Benefit Plan maintained by the Company shall have occurred and, thirty (30) days after notice thereof shall have been given to the Company by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Benefit Plan and the Insufficiency of any and all other Benefit Plans with respect to which a Termination Event shall have occurred and then exist is sufficient, in the Majority Banks' reasonable judgment, to have an adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole; or

                (p) The Company or any Subsidiary willfully and materially misstates the fair market value of any assets transferred by the Company to Subsidiaries.

                (q) The Pledge Agreement is not executed and delivered, or the liens and security interests granted therein are not perfected as first priority security interests, prior to or on June 30, 1999.

        9.2     Remedies Upon Event of Default.

                (a) If not sooner accelerated pursuant to Section 9.2(b), upon the day which is fifteen (15) days after the date of the occurrence of any Event of Default described in subparagraph (a), (b), (c), (k), or (l) (unless resulting from the death or incapacity of Donald Bren) of Section 9.1, the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable without protest, presentment, notice of dishonor, demand or further notice of any kind all of which are expressly waived by the Company, unless the Majority Banks, within fifteen (15) days after the occurrence of such Event of Default, elect to defer such acceleration (in which case, such acceleration shall be deferred to such date as may be specified by notice to the Company) or elect to waive such Event of Default.

                (b) Upon the occurrence of any Event of Default other than the Event of Default described in subparagraph (m) of Section 9.1, the Majority Banks may declare the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Company.

                (c) Upon the occurrence of any Event of Default described in subparagraph (m) of Section 9.1, the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall automatically be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Company.

                (d) Upon the occurrence of any Event of Default, all Commitments to make Advances and all other obligations of the Banks and all rights of the Company under the Loan Documents will be suspended without notice to or demand upon the Company, which are expressly waived by the Company, except that the Majority Banks (or where applicable, all the Banks) may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Majority Banks (or where applicable, all the Banks) to make further Advances, which waiver shall apply equally to, and shall be binding upon, all the Banks; provided, however, that as to the Events of Default described in Sections 9.1(a), (b) and (c), no waiver and no determination to make further Advances shall be effective without the consent of all of the Banks.

                (e) Upon acceleration, the Banks, or any of them, without notice to or demand upon the Company, which are expressly waived by the Company, may proceed (but only with the consent of the Majority Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against the Company and such other rights and remedies as are provided by law or equity.

                (f) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Majority Banks in their sole discretion (but, as between the Banks, subject to the provisions of Articles 10 and 11). Regardless of how each Bank may treat payments received by it pursuant to this Agreement and the Notes delivered to evidence debt hereunder for the purpose of its own accounting, for the purpose of computing the Company's obligations under this Agreement and under the Notes, the payments shall be applied first, to the costs and expenses (including attorneys' fees and disbursements and the allocated costs and expenses of in-house legal and other professional services) of the Administrative Agent, acting as Administrative Agent, and of the Banks as set forth above, second, to the payment of accrued and unpaid interest on all Notes to and including the date of such application (ratably according to the accrued and unpaid interest on the Notes), third, to the ratable payment of the unpaid principal of all the Notes, and fourth, to the payment of all other amounts (including fees) then owing to the Administrative Agent or the Banks under the Loan Documents. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Banks under this Agreement or under Law.

                (g) Upon the occurrence of any event that would be an Event of Default under Section 9.1(m) with the passage of time, the Banks may take such action as they deem necessary to protect the interests of the Banks under the Loan Documents, subject, however, as between the Banks to the provisions of
Article 10.

                                   ARTICLE 10
                     APPOINTMENT, POWERS AND DUTIES OF BANKS
                            AND ADMINISTRATIVE AGENT

        10.1 Relationship of Company and Banks. It is expressly understood and agreed that with the exception of this Section 10.1 and except as provided to the contrary elsewhere in this Article 10, the provisions of Article 10 are among, and for the benefit of, the Banks and the Administrative Agent only and contain terms, conditions and agreements to which the Company is not bound, unless expressly stated to the contrary, and with which the Company need not be concerned. Each of the Banks and the Administrative Agent hereby agrees that as to all matters relating to the Advances and any other provision contained in this Agreement to which the Company is bound, unless expressly stated to the contrary, the Company need only deal with the Administrative Agent, and need not send notice to or seek the consent or approval of any of the Banks other than the Administrative Agent. The Company shall be entitled to rely solely on notices, consents, authorizations and directions received from the Administrative Agent and shall have no duty to inquire as to whether the Administrative Agent has received the consents or approval of the Banks as provided in this Article 10. In the event the Administrative Agent or any of the Banks breach their respective obligations under this Article 10, the sole remedy of the non-breaching parties shall be against the Bank or the Administrative Agent which committed such breach and the Company shall have no liability for such breach.

        10.2 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. These appointments and authorizations are intended solely for the purpose of facilitating the servicing of the Advances and does not constitute the appointment of the Administrative Agent as trustee for any Bank or as a representative of any Bank for any other purpose and, except as specifically set forth in this Agreement to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

        10.3 Administrative Agent and Affiliates. The Administrative Agent and each successor Administrative Agent has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not an Administrative Agent. The term "Bank" or "Banks" includes the Administrative Agent and their respective successors, in their individual capacities. The Administrative Agent and each Bank (and each of their respective successors as Administrative Agent or Bank) and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary, or any Affiliate of the Company or any subsidiary of an Affiliate, as if it were not an Administrative Agent or a Bank, as the case may be, and without any duty to account therefor to the other Banks. The Administrative Agent, and each of its respective successors, need not account to any other Bank for any monies received by it for any credit facility management fees, reimbursement of its costs and expenses as Administrative Agent under this Agreement, or for any monies received by it in its capacity as a Bank under this Agreement. If any property is taken by the Administrative Agent or any Bank as collateral for any other loans or extensions of credit made by the Administrative Agent or any Bank to or for the Company, or any property is in the Administrative Agent's or any Bank's possession or control, or any deposit is held or other Indebtedness is owing by the Administrative Agent or any Bank, the other Banks shall have no interest in that property, deposit or Indebtedness, or the Indebtedness, or the proceeds thereof, except that if the property, deposit or Indebtedness, or the proceeds thereof, shall be applied in reduction of amounts outstanding in connection with the Obligations, then each Bank shall be entitled to its Pro Rata Share therein.

        10.4 Banks' Credit Decisions. Each Bank hereby acknowledges that it has received the Loan Documents and financial statements, certificates, instruments, documents, affidavits, resolutions and agreements as it deemed necessary to make its own credit analysis and decision to enter into this Agreement. Each Bank agrees that it has, independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents or employees of the Administrative Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of the Company and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents or employees of the Administrative Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

        10.5    Action by Administrative Agent.



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

                (a) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                (b) The Administrative Agent may assume that no Default or Event of Default has occurred, unless the Administrative Agent has actual knowledge of the Default or Event of Default, has received notice from the Company stating the nature of the Default or Event of Default, or has received notice from a Bank stating the nature of the Default or Event of Default and that the Bank considers the Default or Event of Default to have occurred.

                (c) If the Administrative Agent has actual knowledge of a Default or Event of Default, has received notice from the Company stating the nature of a Default or Event of Default or has received notice from a Bank stating the nature of a Default or Event of Default, the Administrative Agent shall promptly give notice thereof to the Banks.

                (d) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Default or Event of Default has occurred, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that
(i) the Administrative Agent may, if it elects to do so in its sole discretion, suspend the taking of any action pending receipt of instructions or authorizations from the Majority Banks of the action to be taken and (ii) the Administrative Agent shall be required to act or not act upon the instructions of the Majority Banks (or of all the Banks, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Banks, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law.

                (e) If the Administrative Agent has knowledge that an Event of Default has occurred, the Administrative Agent shall promptly give notice thereof to the Banks and shall act or not act upon the instructions of the Majority Banks (or of all the Banks, to the extent required by Section 11.2), provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law, and except that if the Majority Banks (or all the Banks, if required under Section 11.2) fail to instruct the Administrative Agent within the time periods set forth in

Section 10.11(a), then the Administrative Agent in its discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

                (f) The Administrative Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Majority Banks (or all the Banks, if required under Section 11.2), notwithstanding any other provision hereof, except for their own gross negligence or willful misconduct while so acting or not acting.

        10.6 Non-Liability of the Administrative Agent. The Administrative Agent shall perform its duties under this Agreement and the other Loan Documents with the same degree of care as the Administrative Agent would use in performing similar functions with respect to a loan of similar size and type held for its own account. The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or not taken by them under or in connection with the Loan Documents except for its own gross negligence or willful misconduct while so acting or not acting, and in any event shall not be liable for acting or not acting as instructed by the Majority Banks (or all the Banks, if required under Section 11.2), except for its own gross negligence or willful misconduct in implementation of such instructions. Without limitation on the foregoing, but subject to the foregoing provisions concerning gross negligence or willful misconduct, the Administrative Agent and its directors, officers, agents and employees:

                (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof pursuant to Section 11.19(e), and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof pursuant to Section 11.19(e).

                (b) may consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for the Company, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, accountants or other professionals or experts;

                (c) make no representation or warranty to any Bank with respect to, and will not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) in connection with any of the Loan Documents or the financial condition of the Company or any other party;

                (d) except to the extent expressly set forth in the Loan Documents, will have no duty to ascertain or inquire as to the performance or observance by the Company of any of the terms, conditions or covenants of any of the Loan Documents or to inspect the property, books or records of the Company;

                (e) will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, or any other instrument or writing furnished pursuant thereto or in connection therewith;

                (f) will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it or them to be genuine and signed or sent by the proper party or parties; and

                (g) will not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Bank pursuant to this Agreement, including without limitation principal, interest, commitment or other fees, Advances and other amounts; provided that promptly upon discovery of such an error in computation, the Administrative Agent, the Banks and (to the extent applicable) the Company shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

        10.7    Indemnification.

                (a) Each Bank shall, individually and severally in accordance with its Pro Rata Share, indemnify and hold the Administrative Agent and its directors, officers, agents and employees (collectively, the "Indemnified Parties") harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses or disbursements of any kind or nature whatsoever (including without limitation reasonable attorneys' fees and disbursements) that may be imposed on, incurred by or asserted against the Indemnified Parties, or any of them, in any way relating to or arising out of the Obligations, or any action taken or omitted by the Indemnified Parties under the Loan Documents (other than losses incurred by reason of the failure by the Company to pay the Indebtedness represented by the Notes) or any action taken or not taken by them as Administrative Agent thereunder, provided that each Bank shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from: (i) the gross negligence or willful misconduct of the Indemnified Parties or their breach hereunder or (ii) the acts or omissions of any other Bank or the Administrative Agent. Without limitation on the foregoing, each Bank shall reimburse each of the Administrative Agent upon demand for that Bank's Pro Rata Share of any cost or expense (other than the reasonably estimated allocated costs and expenses of in-house legal counsel, in-house legal staff and other in-house professional services) incurred by the Administrative Agent after the date of this Agreement in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization) or enforcement (whether through negotiations, legal proceedings, foreclosure or otherwise) of, or legal advice in respect of rights or responsibilities under the Loan Documents, to the extent the Administrative Agent is not reimbursed for such expenses by the Company. The Administrative Agent shall provide to any Bank copies of such of the written work product of any professional expert (including legal counsel) which may be so retained by the Administrative Agent that may be reasonably requested by that Bank. The Administrative Agent shall be entitled to deduct from any payments to be made to any Bank under this Agreement, and to retain, amounts due the Administrative Agent as reimbursement hereunder, provided that the Administrative Agent shall have first delivered to such Bank thirty (30) days prior written notice of such amounts and the circumstances giving rise thereto, together with copies of all underlying invoices or statements, and such Bank has not paid such amounts. If the Administrative Agent receives a payment of any amount referred to in this
Section 10.7(a) from the Company or any third party after a Bank has reimbursed the Administrative Agent for such amount, the Administrative Agent shall promptly return to such Bank the amount of the reimbursement (or, if more than one Bank made reimbursement, such Bank's ratable portion thereof).

                (b) Each Defaulting Bank shall indemnify, defend and hold each of the Administrative Agent and each of the other Banks harmless from and against any and all losses, damages, liabilities or expenses (including, but not limited to, reasonable attorneys' fees and interest at the rate of four percent (4.0%) per annum in excess of the Prime Rate, with changes in the applicable rate taking place in the same manner as changes in interest on advances for funds advanced or payments or reimbursements not received by any of the Administrative Agent or any other Bank on account of such Defaulting Bank) which they may sustain or incur by reason of or in consequence of each Defaulting Bank's failure or refusal to abide by its obligations under this Agreement. The Administrative Agent shall set off against principal and interest payments due to each Defaulting Bank for the claims of the Administrative Agent and the other Banks against such Defaulting Bank. The exercise of the above remedies shall not reduce, diminish or liquidate the Defaulting Bank's Pro Rata Share or the obligations for the sharing of losses and reimbursement of costs, liabilities and expenses under the Loan Documents.

        10.8    Successor Administrative Agent.

                (a) Upon written notice to the Banks and the Company, the Administrative Agent may resign as Administrative Agent hereunder at any time without the prior written consent of the Banks, the Company or any of them. Upon any such resignation in accordance with the foregoing provisions, the Majority Banks shall have the right to appoint a successor Administrative Agent, subject to the Company's prior written approval and subject to the provisions of this
Section 10.8. In the event of the resignation (but not removal), the resigning Administrative Agent will continue to act as the Administrative Agent hereunder until its successor has been appointed in accordance with the provisions of this
Section 10.8.

                (b) In addition, the Majority Banks may elect for good cause, by written notice to the Administrative Agent, to remove the Administrative Agent as Administrative Agent hereunder. Upon any such removal in accordance with the foregoing provisions, the Majority Banks shall have the right to appoint a successor Administrative Agent, subject to the Company's prior written approval and subject to Section 11.2 and the provisions of this
Section 10.8.

                (c) If, within thirty (30) days of the giving of notice of the resignation of the Administrative Agent, a successor Administrative Agent has not been appointed by the Majority Banks or such successor has not accepted such appointment, the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent (subject to the Company's prior written approval and subject to Section 11.2 and the provisions of this Section 10.8). Any successor Administrative Agent must be a Bank.

Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of a retiring (or removed) Administrative Agent, including the right to any agency fee to be paid by the Company, and the retiring (or removed) Administrative Agent shall be discharged from its duties and obligations under this Agreement.

                (d) The Company shall not withhold its approval of at least one (1) Bank that was a Bank as of the Effective Date as the successor Administrative Agent proposed to be appointed by the Majority Banks, the Administrative Agent pursuant to this Section 10.8; provided that the Pro Rata Share of the Commitment of such Bank, as of the date of appointment, is not less than one-seventh (1/7th) of the then applicable Commitment, and such Bank agrees not to reduce its Pro Rata Share of the Commitment below one-seventh (1/7th) of the then applicable Commitment so long as it serves as Administrative Agent.

        10.9 Powers of the Administrative Agent. Except as otherwise expressly provided for in this Agreement, and subject to the provisions of
Section 11.10 hereof, the Administrative Agent shall have the right, in its sole discretion, in each instance: (a) to grant or withhold approvals under the Loan Documents; (b) to exercise or refrain from exercising any rights which the Administrative Agent or the Banks may have with respect to the Obligations, the Loan Documents, or with respect to any of the collateral hereunder; and (c) including, without limitation, the right to:

                        (i) Receive, review and process all documents, certificates, opinions, insurance policies, reports, requisitions and other materials of every nature and description submitted by, or on behalf of, the Company or any other party;

                        (ii) Fund the Advances in accordance with the provisions of this Agreement and the other Loan Documents, but with respect to the respective Pro Rata Shares of the Banks in the Advances, only to the extent of immediately available funds provided to the Administrative Agent by the Banks for such purpose;

                        (iii) Receive all payments of principal, interest, fees and other charges paid by, or on behalf of, the Company and distribute such funds to the Banks as specifically required in this Agreement;

                        (iv) Enforce all of the rights, remedies and privileges afforded or available to the Banks under the terms of this Agreement and the other Loan Documents, any opinion, certificates, warranties, representations or insurance policies furnished by or on behalf of the Company or any other party (but only after election to declare an Event or Events of Default and/or to accelerate amounts outstanding under the Loan Documents as provided in this Agreement); and

                        (v) Do or refrain from doing all such other acts as may be reasonably necessary or incident to the implementation, administration or servicing of the Loan Documents and the enforcement of the rights and remedies of the Banks.

        10.10 Limitations on the Administrative Agent. Notwithstanding anything to the contrary herein contained, the Administrative Agent shall not
(a) agree to the modification or waiver of any of the terms of this Agreement, the Notes, or the other Loan Documents, or (b) consent to any act or omission by the Company, or any other party, or (c) exercise any rights which the Administrative Agent or the Banks may have with respect to the Obligations, this Agreement, the Notes or the other Loan Documents if any such modification, waiver, agreement, consent or exercise would compromise or settle any litigation or legal proceeding against the Company (or any guarantor of the Obligations) in connection with the Obligations in any manner which would materially and adversely affect the interest of any Bank in the Obligations once such litigation or legal proceeding has been commenced by the Administrative Agent, unless in each case consented to in writing by the Majority Banks. As to any matters which are subject to the consent of the Majority Banks, the Administrative Agent shall not be permitted to exercise any discretion or take any action except upon the instructions of the Majority Banks, which instructions shall be binding upon all Banks. The Administrative Agent and their directors, officers, agents and employees shall be fully protected in acting or in refraining from acting upon such instructions (subject to Section 10.5), but in no event shall the Administrative Agent be required to take any action which exposes the directors, officers, agents or employees of the Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law. As to any matters not expressly provided for by the Loan Documents or this Agreement, the

Administrative Agent shall not be required to exercise any discretion or take any action. In acting hereunder as the Administrative Agent (including, without limitation, the taking and holding of collateral hereunder), the Administrative Agent shall be acting for the account of and as agent for all Banks, to the extent of their respective Pro Rata Shares in the Obligations.

        10.11   Approval of Banks.

                (a) All communications ("Communication") from the Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to the Administrative Agent by the Company in respect of the matter or issue to be resolved, and (iv) shall include the Administrative Agent's recommended course of action or determination in respect thereof and the date by which the Bank shall respond. Each Bank shall reply promptly, but in any event (i) if this Agreement or any other Loan Document sets forth a period within which the Banks are to reply to the Communication, each Bank shall reply to the Communication within such period, (ii) if no such period is set forth, within ten (10) Banking Days after receipt of the request from the Administrative Agent (or such lesser period as may be either specified by the Administrative Agent or, if not so specified, required under the Loan Documents for the Administrative Agent to respond to the Company)(in any event, the "Bank Reply Period").

                (b) If a Bank receives a Communication which states the possibility of deemed approval or consent as provided in this Section 10.11(b) and such Bank does not give written notice to the Administrative Agent that it objects to the recommendation or determination of the Administrative Agent (together with a written explanation of the reasons behind such objection), within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination.

        10.12 Method of Payment. Upon receipt of any payments of principal, interest and late payment charges in connection with the Loan Documents or fees referred to in

Section 4.3, the Administrative Agent shall distribute each such payment in accordance with the applicable provisions of this Agreement. If the Administrative Agent fails to make such distribution by the close of business on the Banking Day of the Administrative Agent on which such payment is required to be delivered pursuant to the terms of this Agreement, the Administrative Agent shall remit to each Bank its Pro Rata Share in such payment on the immediately following Banking Day, together with interest thereon from the Banking Day upon which payment was received from the Company (or, if payment was received after 1:00 p.m., California time, on such Banking Day) until the date of payment to such Bank, at the overnight rate for federal funds transactions between member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York. The Administrative Agent shall retain for itself all other sums received in accordance with the Loan Documents which are not required to be distributed hereunder. Each payment to the Administrative Agent under this
Section 10.12 shall constitute a similar payment by the Company to each Bank, and any portion of the Obligations paid by any such payment to the Administrative Agent by or on behalf of the Company shall not be considered outstanding for any purpose after the date of its receipt by the Administrative Agent; provided, however, as between each Bank and the Administrative Agent such payment shall be deemed outstand ing until made by the Administrative Agent to each Bank in accordance with the provisions above. In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Person to whom payment was due, but not made, shall be, except as otherwise expressly set forth in this Agreement, to recover from the recipient of such payment any payment in excess of the amount to which they are determined to have been entitled.

        10.13 Increased Costs. If any Bank is entitled to and decides to require payment of any amounts described in Section 4.4, such Bank shall: (a) give written notice thereof to the Company, and shall send a copy of such notice to the Administrative Agent, and such amounts shall be payable to such Bank in accordance with the terms of Section 4.4; and (b) simultaneously with the giving of such notice, furnish to the Company (and deliver a copy to the Administrative Agent) (i) a certificate of an officer of such Bank setting forth the amount to which such Bank is then entitled pursuant to Section 4.4 and (ii) such other information, certifications and documentation as is required to be furnished to the Company under the terms of Section 4.4.

        10.14 Taxes. Except as specifically set forth in this Agreement, all taxes due and payable on any payments to be made to the Banks in respect of the Obligations or under this Agreement shall be the Banks' sole responsibility. All payments payable to the Banks hereunder or with respect to the Loan Documents shall be made to the Banks without deduction for any taxes, charges, levies or withholdings except to the extent, if any, that such amounts are required to be withheld by the Administrative Agent under the laws, rules and regulations of the United States of America and any other applicable taxing authority. If a Bank is organized or is existing under the laws of another jurisdiction outside the United States, such Bank shall provide to the Administrative Agent upon the execution of this Agreement and, from time to time thereafter, completed and signed copies of any form that may be required by the United States Internal Revenue Service in order to certify such Bank's exemptions from United States withholding taxes with respect to payments to be made to such Bank in respect of the Obligations or under this Agreement.

        10.15 Excess Payments. If a Bank shall obtain any payment (through the exercise of any right of setoff following an Event of Default) on account of its interest in the Obligations in excess of its Pro Rata Share in the Obligations (other than as a result of the operation of Section 10.18 or Section 11.19), such excess shall be shared among all Banks in accordance with their respective Pro Rata Shares. However, if all or any portion of such excess payment is thereafter recovered by the Company or other party entitled thereto through legal action or otherwise, each Bank shall promptly reimburse the party required to refund such payment to the Company or other party entitled thereto in an amount equal to such Bank's Pro Rata Share in the amount of the excess required to be refunded. Within three (3) Banking Days of obtaining any such payment, the Bank obtaining the same agrees to notify the Administrative Agent of such excess payment.

        10.16 Return of Payments. If, for any reason, the Administrative Agent makes any payment to a Bank before the Administrative Agent has received or applied that corresponding payment on the Obligations (it being understood that the Administrative Agent is under no obligation to do so), and, thereafter, the Administrative Agent does not receive the corresponding payment within five (5) Banking Days of the date the Administrative Agent made such payment to a Bank (or in the event the Administrative Agent by error makes a payment to a Bank to which it is not entitled), such Bank shall, at the Administrative Agent's request, promptly return that payment to the Administrative Agent (together with interest on that payment at the overnight rate for federal funds transactions between member banks of the Federal Reserve System, as published by the Federal Reserve

Bank of New York, for each day from the making of that payment to such Bank until its return to the Administrative Agent); provided, however, interest on such payment shall not be due: (a) if such payment was made to a Bank and such Bank had no knowledge that it had received such payment due to error which was the fault of the Administrative Agent (except for the period after which such Bank receives notice that it has received such payment), or (b) if such Bank can provide the Administrative Agent with evidence, reasonably satisfactory to the Administrative Agent, that any such payment received by such Bank was not invested by such Bank. If the Administrative Agent has received or applied any payment in respect of the Obligations and has paid a Bank its Pro Rata Share in such payment and, thereafter, the payment or application is rescinded or must otherwise be returned or paid over by the Administrative Agent, whether or not required pursuant to any bankruptcy or insolvency law, the sharing of payments clause of any loan agreement or otherwise, such Bank will, at the Administrative Agent's request, promptly return its Pro Rata Share in that payment or application to the Administrative Agent, together with such Bank's Pro Rata Share in any interest or other amount required to be paid by the Administrative Agent with respect to that payment or application.

        10.17 Default By the Company; Acceleration. The Administrative Agent will send to each Bank copies of any notices of a Default or an Event of Default sent by either of the Administrative Agent to the Company under the terms of the Loan Documents promptly after sending the same to the Company, but in any case within one (1) Banking Day after sending the same to the Company. In the event of any Default or Event of Default, the Administrative Agent shall (as soon as is practicable under the circumstances) consult with the Banks in an effort to determine a mutually acceptable course of action with respect to the Default or Event of Default. The Administrative Agent may deliver to the Banks a written recommendation of a course of action (the "recommended course of action"), in which case each Bank shall either approve such action in writing or object in writing to such action within the period specified in Section 10.11. Failure to deliver a written objection within such period will be deemed to constitute an approval. The Administrative Agent may take the recommended course of action if consented or approved as provided above by the Majority Banks. In furtherance of the foregoing, and notwithstanding anything herein to the contrary, each Bank hereby appoints and constitutes the Administrative Agent its agent with full power and authority to exercise in the name of, and on behalf of each Bank, any and all rights and remedies which each Bank may have with respect to, and to the extent necessary under applicable law for, the enforcement of the Loan Documents, or which the Administrative Agent may have as a matter of law. It is understood and agreed that in the event the Administrative Agent determines it is necessary to engage counsel for the Banks from and after the occurrence of an Event of Default, said counsel shall be selected by the Administrative Agent and written notice of the same shall be delivered to the Banks.

        10.18   Defaults By Banks.

                (a) If for any reason any Bank ("Defaulting Bank") shall fail or refuse to abide by its obligations under this Agreement or under any Loan Document and such failure or refusal shall continue for five (5) Banking Days after notice, then, in addition to the rights and remedies that may be available to the Administrative Agent at law and in equity, such Defaulting Bank's right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Administrative Agent, pursuant to Section 11.2 or otherwise, or to be taken into account in the calculation of Majority Banks, shall be suspended during the pendency of such failure or refusal. If for any reason a Bank fails to make timely payment to the Administrative Agent of any amount required to be paid to it hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent may have under this Section 10.18(a) or otherwise, the Administrative Agent shall be entitled (i) to collect interest from such Bank for the period from the date on which the payment was due at the overnight rate for federal funds transactions between member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York, for each day during such period, (ii) to withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Bank under this Agreement, and (iii) to bring an action or suit against such Bank in a court of competent jurisdiction to recover the defaulted amount and any related interest.

                (b) In the event a Bank becomes a Defaulting Bank, other Banks who are Current Banks shall have the right, but not the obligation, in their sole discretion, to acquire (or, if more than one Bank exercises such right, each such Bank shall have the right to acquire, pro rata with its Pro Rata Share, or in such other proportion as the Banks may mutually agree) the Pro Rata Share in the Obligations of the Defaulting Bank. Upon any such purchase of the Pro Rata Share in the Obligations of the Defaulting Bank, the Defaulting Bank's interest in the Obligations and its rights hereunder (but not its liability with respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate at the date of purchase, and the Defaulting Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest, including an Assignment and Assumption. On or before the date of such purchase, the Defaulting Bank shall pay to the Administrative Agent a processing fee of Three Thousand Dollars ($3,000.00).

                (c) The Banks, and each of them, shall have the right to acquire the Pro Rata Share in the Obligations of the Defaulting Bank pursuant to
Section 11.19(c) for a purchase price equal to the proportionate share amount of the principal balance of the Obligations outstanding and owed by the Company to the Defaulting Bank. Payment of the purchase price for the Defaulting Bank's Pro Rata Share in the Obligations so acquired shall be deferred and shall be limited to and made only from the repayment of the outstanding principal balance of the Obligations (after all of the non-defaulting Banks have been paid the full principal amount of their respective proportionate shares of the Obligations exclusive of any Defaulting Bank's proportionate share which may have been purchased pursuant to Section 10.18(b)), if and as received in repayment of principal of the Obligations, and credited to the Pro Rata Share in the Obligations previously owned by the Defaulting Bank. Interest on the purchase price of the Defaulting Bank's Pro Rata Share in the Obligations shall be paid to the Defaulting Bank. Such interest shall be equal to the amount that would have been payable to the Defaulting Bank pursuant to the terms of this Agreement, calculated on the unpaid balance of the purchase price, and payment thereof shall be limited to and made only from the repayment of interest on the Obligations, and credited to the Pro Rata Share in the Obligations previously owned by the Defaulting Bank. The Defaulting Bank shall also be entitled to receive amounts owed to it by the Company under the Loan Documents which accrued prior to the date of the default by the Defaulting Bank, to the extent the same are received by the Administrative Agent from or on behalf of the Company. There shall be no recourse against any Current Bank nor against the Administrative Agent for the payment of such sums except to the extent of the receipt of such sums from the Company by a Current Bank or the Administrative Agent. Payments to the Defaulting Bank shall be made promptly after receipt of such payments by the Administrative Agent in accordance with the payment provisions set forth in
Section 10.12 hereof.

                (d) The provisions of Sections 10.19(b) and 10.19(c) shall not preclude any Bank from acquiring the interest of a Defaulting Bank on any other terms agreed to by the Defaulting Bank and the purchasing Bank(s).

        10.19 No Partnership or Joint Venture. Neither the execution of this Agreement nor the purchase of the Pro Rata Share in the Obligations or in the Loan Documents, or any agreement to share in profits and losses arising out of this transaction, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between any of the Banks, or the Administrative Agent, and neither the Administrative Agent nor the Banks shall be liable to any other person or entity for the liability in tort or contract of the Administrative Agent or any other Bank arising in connection with the Obligations or any transaction connected herewith or therewith nor shall the Administrative Agent have any fiduciary obligations to any Bank. The Administrative Agent shall have and may exercise such powers as are specifically delegated to the Administrative Agent under this Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS

        11.1 Cumulative Remedies; No Waiver. The rights, powers and remedies of the Administrative Agent and Banks provided in this Agreement or in any Note or any other Loan Document are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any other right, power or remedy.

        11.2 Amendments; Consents. Except as hereinafter provided, no amendment, modification, supplement, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Company therefrom, may in any event be effective unless in writing signed by the Majority Banks (and, in the case of amendments, modifications or supplements, the approval in writing of the Company and the Majority Banks), and then only in the specific instance and for the specific purpose given; and without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

                (a) to amend or modify the principal of, or the amount of principal or decrease the rate of interest payable on, any Note, or the amount of any Bank's Pro Rata Share of the Commitment, or of any fee payable to any Bank (other than Administrative Agent's fees) under the Loan Documents;

                (b) to postpone any date fixed for any payment of principal of, or any installment of interest on, any Note, or any installment of any fee payable to any Bank (other than Administrative Agent's fee) or to extend the Maturity Date (except pursuant to Section 4.2(c));

                (c) to amend or modify the provisions of: (i) the definitions of Commitment, Majority Banks or Supermajority Banks as set forth in
Section 1.1 or (ii) this Section 11.2;

                (d) to accept any real property as collateral for the Obligations; or

                (e) to amend or modify any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Banks and the Administrative Agent.

        11.3 Costs, Expenses and Taxes. The Company shall pay on demand the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution, delivery, administration (exclusive of general overhead expenses), amendment, waiver and enforcement of this Agreement and any other Loan Document and any matter related thereto, and any litigation or dispute with respect thereto (including any bankruptcy or similar proceedings, but excluding any litigation or dispute among the Administrative Agent and the Banks). The Company shall pay on demand the reasonable costs and expenses of each Bank (other than the Administrative Agent) in connection with the enforcement of this Agreement (including any amendment or waiver arising during the existence of an Event of Default) and any other Loan Document and any matter related thereto, and any litigation or dispute with respect thereto (including any bankruptcy or similar proceeding, but excluding any litigation or dispute among the Administrative Agent and the Banks); provided that such Banks agree to engage separate legal counsel and other outside experts only to the extent reasonably appropriate to advise such Bank with respect to its rights and obligations hereunder or thereunder and to use its best efforts to cause such legal counsel and outside experts to avoid duplicative efforts overlapping those of legal counsel and experts engaged by the Administrative Agent. The costs and expenses covered by this Section shall include without limitation filing fees, search fees, appraisal fees and other out-of-pocket expenses, the reasonably estimated allocated costs and expenses of in-house appraisers, legal counsel and legal staff and other professional services, and the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts. With respect to any litigation, arbitration or reference between the parties hereto in connection with any Loan Document, the losing party shall pay to the prevailing party the reasonable fees and out-of-pocket expenses of legal counsel to the prevailing party in connection therewith. The Company shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and all costs, expenses, fees and charges payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent, each Bank and each Participant from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of the Company to perform any of its obligations under this Agreement or any Loan Document. The Company shall pay all reasonable fees and expenses of a qualified independent expert engaged by the Administrative Agent (and approved by the Company in its reasonable discretion) for the purpose of preparing for the Administrative Agent and the Banks a current value balance sheet of the Company and the Subsidiaries as of the end of each Fiscal Year, and agrees (subject to the execution by such expert of an appropriate confidentiality agreement) to provide such expert access during normal business hours to all books, records and properties of the Company that are reasonably necessary in connection with the preparation of such balance sheet and otherwise cooperate with such expert; provided that the Company shall not be obligated to do any of the foregoing with respect to a Fiscal Year if the Administrative Agent has been furnished by a source other than the Company, without restriction (other than customary confidentiality requirements) on its ability to distribute the same to the Banks, with a current value balance sheet of the Company for such Fiscal Year that is reasonably acceptable in form to the Administrative Agent. Any amount payable to the Administrative Agent, any Bank or Participant under this Section 11.3 shall, from the date of demand for payment, and any other amount payable to the Administrative Agent or any Participant under the Loan Documents which is not paid when due or within any applicable grace period shall, thereafter, bear interest at the rate in effect under the Notes with respect to Prime Rate Advances.

        11.4 Nature of Banks' Obligations. The obligations of the Banks under this Agreement are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks or the Administrative Agent a partnership, an association, a joint venture or other entity, either among themselves or with the Company. Each Bank's obligation to make any Advance pursuant to this Agreement is several and not joint or joint and several, and is not conditioned upon the performance by all other Banks of their obligations to make Advances. A default by any Bank will not increase the Bank Commitment of any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so.

        11.5 Survival of Representations and Warranties. All representations and warranties of the Company contained in this Agreement or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of the Company pursuant to any Loan Document, will survive the making of all Advances and the repayment of all Obligations under this Agreement and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and the Banks, notwithstanding any investigation made by or on behalf of the Banks.

        11.6 Notices. Except as otherwise provided in Article 3 or Section 4.1(c): (a) all notices, requests, demands, directions and other communications provided for under this Agreement and under any other Loan Document must be in writing and must be mailed, telecopied, telegraphed, or delivered to the appropriate party at the address set forth in the signature pages of this Agreement or, as to any party, at any other address as may be designated by it in a written notice sent to all other parties in accordance with this Section 11.6; and (b) any notice, request, demand, direction or other communication given by telecopier must be confirmed within forty-eight (48) hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise provided in Article 3 or Section 4.1(c), if any notice, request, demand, direction or other communication is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mails with first class or airmail postage prepaid; if given by telecopier, when received; or if given by personal delivery, when delivered.

        11.7 Execution and Acceptance. This Agreement and any other Loan Document may be executed in any number of identical counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

        11.8 Binding Effect; Assignment. This Agreement and the other Loan Documents will be binding upon and inure to the benefit of the Company, each Administrative Agent, each Bank and each Participant, and their respective successors and assigns, except that the Company may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all of the Banks.

        11.9 Indemnity by the Company. The Company agrees to indemnify, save and hold harmless the Administrative Agent, each Bank and Participant and their directors, officers, agents, attorneys and employees (collectively, "indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that the Person has or asserts against the Company, any Affiliate of the Company or any officer, director or shareholder of the Company and arises out of or relates to the relationship between the Company and the Administrative Agent, any Bank or Participant under any of the Loan Documents or the transactions contemplated hereby; and (ii) any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and reasonably estimated allocated costs and expenses of in-house legal counsel and legal staff and other professional services) that any indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that neither the Administrative Agent, nor any Bank nor any Participant shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. Each indemnitee is authorized to employ counsel of its own choosing in enforcing its rights under this Agreement and in defending against any claim, demand, action or cause of action covered by this Section 11.9; provided that each indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this Section 11.9 which also involves other indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all indemnitees. Any obligation or liability of the Company to any indemnitee under this Section 11.9 shall survive the expiration or termination of this Agreement and the repayment of all Advances and all other Obligations owed to the Banks.

        11.10 Nonliability of Banks and Participants. The Company acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled or given to any Bank or Participant pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, such Bank or Participant shall not be deemed to have warranted or represented the legality, sufficiency, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval shall not constitute a warranty or representation to anyone with respect thereto by any such Bank or Participant.

        11.11 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Company and the Banks, and is made for the sole protection of the Company and the Banks, and the Banks' successors and assigns (including without limitation each Participant). No other Person shall have any rights of any nature hereunder or by reason hereof.

        11.12 Confidentiality. The Administrative Agent shall have the right to disclose to the other Banks any information disclosed to it by the Company. The Administrative Agent and each Bank shall otherwise hold any Confidential Information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure to (i) prospective assignee Banks permitted by
Section 11.19, (ii) Participants or prospective Participants permitted by
Section 11.20, (iii) legal counsel, accountants and other professional advisors to the Administrative Agent, any Bank, prospective assignee Bank, Participant or prospective Participant permitted by Sections 11.19 or 11.20, (iv) regulatory officials having jurisdiction over the Administrative Agent, any Bank, prospective assignee Bank, Participant or prospective Participant permitted by Sections 11.19 or 11.20, and (v) as required by Law or legal process or in connection with any legal proceeding to which the Administrative Agent, any Bank or any prospective assignee Bank, Participant or prospective Participant permitted by Section 11.19 or Section 11.20 is a party.

        11.13 Further Assurances. The Company shall, at its expense and without expense to the Administrative Agent or the Banks do, execute and deliver such further acts and documents as the Administrative Agent and the Banks from time to time reasonably require for the assuring and confirming unto the Administrative Agent and the Banks the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document. The Company and Administrative Agent, at Company's expense and without expense to the Administrative Agent or Banks, will reasonably cooperate after the Merger Date to amend the Agreement as necessary to reflect the actual accounting practices of IAC, IACLP and TICALLC.

        11.14 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. The Loan Documents were drafted with the joint participation of the Company, the Administrative Agent and the Banks and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning thereof.

        11.15 Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of California.

        11.16 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        11.17 Headings. Article and Section headings set forth in this Agreement and the other Loan Documents, and titles or headings of any Loan Documents or exhibits thereto, are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

        11.18 Time of the Essence. Time is of the essence with respect to the Loan Documents.

        11.19 Assignments. The Banks may assign to any Eligible Assignee all or any portion of their respective Pro Rata Shares of the Commitment and all or any portion of their respective Pro Rata Shares of the outstanding Advances, in such a manner as to create privity of contract between such Eligible Assignee (the "Assignee Bank") and the Company and to make the Assignee Bank a "Bank" for all purposes hereunder, only in accordance with the following:

                (a) The minimum interest in the Pro Rata Share of the Commitment retained by the Bank assigning such interest ("Assigning Bank") and assigned to such Assignee Bank shall be Ten Million Dollars ($10,000,000).

                (b) The assignment shall be at least Ten Million Dollars ($10,000,000) and in integral multiples of Five Million Dollars ($5,000,000).

                (c) The minimum interest retained by the Assigning Bank in its Pro Rata Share of the Commitment and outstanding Advances (treating, for this purpose, any amounts covered by participation interests granted by the Assigning Bank pursuant to Section 11.20 as not retained by the Assigning Bank) shall be an amount equal to at least fifty-one percent (51%) of the Pro Rata Share of the Commitment of the Assigning Bank on the date it became a Bank hereunder.

                (d) The assignment shall effect an equal and ratable assignment of rights and delegation of obligations of the Assigning Bank in and to Advances to the Company.

                (e) The effectiveness of the assignment shall be subject to the express prior written approval of the Company and the Administrative Agent, which approvals shall not be unreasonably withheld; provided, however, that no consent of the Company or the Administrative Agent will be required if a monetary Event of Default has occurred and has not been cured on or prior to the date that is six (6) months after such occurrence, and the Majority Banks have not, on or prior to the expiration of such six (6) month period agreed upon a plan submitted by the Company (which may be an interim plan) setting forth the Company's then intended plan to cure such Event of Default (provided, further, that nothing herein shall constitute a waiver by any Bank of any right or remedies of any Bank upon the occurrence of a Default or Event of Default).

                (f) The Company and the Administrative Agent may continue to deal solely and directly with the Assigning Bank in connection with the interest so assigned to an Assignee Bank until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee Bank, shall have been given to the Company and the Administrative Agent by the Assigning Bank and the Assignee Bank; (B) the Assigning Bank and the Assignee Bank shall have delivered to the Company and the Administrative Agent a Commitment Assignment and Acceptance together with any Note or Notes subject to such assignment.

                (g) The Assigning Bank or the Assignee Bank must pay to the Administrative Agent, on or before the effective date of the assignment, an assignment processing fee of Three Thousand Dollars ($3,000).

                (h) Immediately upon such Assignee Bank's execution and delivery of its Commitment Assignment and Acceptance pursuant to Section 11.19(f) and payment of the assignment processing fee pursuant to Section 11.19(g), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee Bank and the resulting adjustment of the Pro Rata Shares of the

Commitment arising therefrom. The Pro Rata Share of the Commitment allocated to each Assignee Bank shall reduce the Pro Rata Share of the Commitment of the Assigning Bank pro tanto.

                (i) From and after the date that the Administrative Agent notifies the Assigning Bank that it has received an executed Commitment Assignment and Acceptance pursuant to Section 11.19(h) and payment of the processing fee pursuant to Section 11.19(g), (i) the Assignee Bank thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Commitment Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the Assigning Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Commitment Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                (j) Promptly following receipt by the Administrative Agent of an executed Commitment Assignment and Acceptance and payment of the assignment processing fee pursuant to Section 11.19(g), the Administrative Agent shall give notice to the Company and the other Banks of (i) the effectiveness of the assignment by the Assigning Bank to the Assignee Bank and (ii) the revised Pro Rata Shares and maximum amounts of the Commitment in effect as a result of such assignment.

                (k) Within five (5) Banking Days after its receipt of the Administrative Agent's notice pursuant to Section 11.19(j), the Company shall execute and deliver to the Administrative Agent new Notes made to the order of the Assignee Bank in the face amount of the Assignee Bank's Pro Rata Share of the Commitment and replacement Notes made to the order of the Assigning Bank in the face amount of the Assigning Bank's maximum Pro Rata Share of the Commitment (such Notes to be in exchange for, but not in payment of, the Notes held by the Assigning Bank).

                (l) The Company shall not be obligated to reimburse any Bank for any costs in connection with the granting of any assignment unless such assignment was made at the request of the Company, in which case the Company shall pay all of the costs reasonably incurred by the assigning Bank and the Administrative Agent in effecting the requested assignment (it being understood that no Bank shall have any obligation to make an assignment upon request by the Company to do so).

                (m) All costs reasonably incurred by the Administrative Agent in connection with an assignment shall be paid by the Assigning Bank in advance insofar as advance payment is reasonably practicable, and shall be reimbursed to the Administrative Agent within ten (10) days after demand therefor if not paid in advance.

                At the request of the Administrative Agent, Company shall deliver to the Administrative Agent sufficient information (such information is not limited to the information the Company is required to disclose pursuant to the Loan Documents) which might be reasonably helpful to the Banks in assigning their interest pursuant to this Section 11.19, and the Administrative Agent may distribute such information to any Eligible Assignee as the Administrative Agent sees fit, provided that, prior to such distribution, such Eligible Assignee agrees in writing, for the benefit of the Company, to be bound by a confidentiality agreement containing the provisions set forth in Section 11.12 and otherwise in substance equivalent to Section 11.12. In addition, a Senior Executive of the Company (as reasonably designated by the Company) shall be available upon reasonable notice to participate in meetings and to answer questions of any Eligible Assignee or Bank in connection with the Banks assigning their interest pursuant to this Section 11.19.

                In the event that Bank of America is unable, during the period from the date hereof up to and including October 31, 1999, to assign to Eligible Assignees seventy-eight and six-tenths percent (78.6%) of the Commitment (determined as of July 1, 1999) in a manner satisfactory to Bank of America, and Bank of America determines that changes to pricing, structure, or other terms of this Agreement are necessary to enable Bank of America to assign such shares of the Commitment, Bank of America will provide information supporting its determination of required changes to the Company, the Company and Bank of America will work cooperatively to implement any changes deemed necessary by Bank of America. If the Company and Administrative Agent are, within ten (10) Banking Days, unable to agree on any such changes, the Company may, at any time within twenty (20) Banking Days after the expiration of such ten (10) Banking Day period, terminate this Agreement and the Commitment by the delivery of written notice to the Administrative Agent and payment in full of all then outstanding Advances, if any, together with accrued interest thereon and any Interest Differential payable in connection therewith. Upon such termination, neither the Company, the Banks nor any other Person shall have any further obligation under the Loan Documents, all security interests and liens created pursuant thereto shall be released and of no further force or effect and any Certificates (as defined in the Pledge Agreement) then in the possession of any Bank or Administrative Agent shall be promptly returned to the Company.

        11.20 Participations. The Banks may grant to any Person (other than a Person who has previously been in any material litigation proceeding adverse to the Company or the Administrative Agent or in any unsatisfactory business relationship with the Company or the Administrative Agent) subject to the conditions set forth in this Section 11.20 ("Participants") participating interests in all or any portion of their respective Pro Rata Share of the Commitment or in all or any portion of their respective Pro Rata Share of the outstanding Advances, pursuant to participation agreements, without creating privity of contract between such Participants, on the one hand, and the Company, on the other hand, only in accordance with the following:

                (a) The Company shall have given its express prior written consent, which consent shall not be unreasonably withheld.

                (b) The minimum interest in the Pro Rata Share of the Commitment of the Bank granting such participation interest (the "Participating Bank") and in outstanding advances granted to such Participant shall be Twenty-Five Million Dollars ($25,000,000).

                (c) The minimum interest retained by the Participating Bank in its Pro Rata Share of the Commitment and outstanding Advances (treating for this purpose, any amounts covered by participation interests granted and to be granted by the Participating Bank pursuant to this Section 11.20 as not retained by the Participating Bank) shall be an amount equal to at least fifty-one percent (51%) of the Pro Rata Share of the Commitment of the Participating Bank on the date it became a Bank hereunder.

                (d) The grant of a participating interest shall effect an equal and ratable participation by the Participant in and to Advances to the Company.

                (e) In the case of any grant of a participating interest pursuant to this Section 11.20, (i) the Participating Bank's obligations under this Agreement shall remain unchanged, (ii) the Participating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the Participating Bank in connection with the Participating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, or any other Loan Document except for amendments or waivers which have the effect of (A) extending the time for payment of any sums of money payable pursuant to any of the Loan Documents to any date which is after any due date (after giving effect to any cure periods provided in the Loan Documents); (B) increasing the Bank Commitments from those which would otherwise be in effect pursuant to this Agreement; (C) extending the time during which Advances are available under the Loan Documents; or (D) reducing the rate at which interest accrues on Advances and other amounts owing under this Agreement.

                (f) All costs reasonably incurred by the Administrative Agent in connection with participations shall be paid by the Participating Bank in advance insofar as advance payment is reasonably practicable, and shall be reimbursed to the Administrative Agent within ten (10) days after demand therefor if not paid in advance.

        11.21 Clear Market Provision. From the Effective Date through the earlier of October 31, 1999 or the date upon which Bank of America has assigned seventy-eight and six-tenths percent (78.6%), in the aggregate, of the Commitment (determined as of July 1, 1999) pursuant to Section 11.19, the Company agrees that no other Debt of the Company will be incurred which might, in Bank of America's reasonable opinion, have a material adverse effect on the ability of Bank of America to assign at least seventy-eight six tenths percent (78.6%), in the aggregate, of this Commitment by reason of placement on the market of competing Debt of the Company (determined as of July 30, 1999), and will notify the Administrative Agent in writing immediately if any such matter is contemplated. The Company has notified the Administrative Agent that the Company intends to obtain a Two Hundred Million Dollar ($200,000,000) secured industrial loan and a One Hundred Twenty Million Dollar ($120,000,000) secured retail loan. Bank of America, in its role as a Bank and in its role as Administrative Agent, agrees that the Company may incur Debt in connection with such loans and seek out, and cooperate in other Person's efforts to seek out, entities willing to make a portion of such loans or participate in the making of such loans. The Company, the Administrative Agent and the Banks will work cooperatively to ensure the successful assignment of this Commitment and the competing commitments described herein.

                                   ARTICLE 12
                            REFERENCE AND ARBITRATION

        12.1 Mandatory Arbitration. Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

        12.2    Real Property Collateral. Notwithstanding the provisions of
Section 12.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to any Bank which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 12.3. Nothing herein shall imply the consent of any Bank to the acceptance of any real property as collateral for the Obligations.

        12.3 Judicial Reference. A controversy or claim which is not submitted to arbitration as provided and limited in Sections 12.1 and 12.2 shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

        12.4 Provisional Remedies, Self-Help and Foreclosure. No provision of this Article 12 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of any party to resort to arbitration or reference. At the Banks' option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of the power of sale under the deed of trust or mortgage or by judicial foreclosure.

        IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the Effective Date.

                                        THE IRVINE COMPANY




                                        By:  /s/ Thomas B. Rogers
                                           -------------------------------------
                                                    Thomas B. Rogers,
                                                  Senior Vice President
                                                      and Treasurer





                                        By:  /s/ Nancy H. Barley
                                           -------------------------------------
                                                     Nancy H. Barley
                                             Vice President, Corporate Finance




                                        The Irvine Company
                                        Post Office Box 1
                                        Newport Beach, California 92658-8904
                                        Attention:   Senior Vice President,
                                                     Corporate Finance
                                        Telephone:  (949) 720-2188
                                        Telecopier: (949) 720-9453

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Administrative
                                        Agent and Arranger




                                        By:  /s/ Russell Ruhnke
                                           -------------------------------------
                                                      Russell Ruhnke
                                                      Vice President




                                        Bank of America National
                                        Trust and Savings Association
                                        CRESG Orange County
                                        5 Park Plaza, Suite 500
                                        Irvine, California  92614-8525
                                        Attention:   Russell Ruhnke,
                                                     Vice President
                                        Telephone:  (949) 260-5704
                                        Telecopier: (949) 260-5639

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Bank




                                        By:  /s/ Russell Ruhnke
                                           -------------------------------------
                                                     Russell Ruhnke
                                                     Vice President




                                        Bank of America National
                                        Trust and Savings Association
                                        CRESG Orange County
                                        5 Park Plaza, Suite 500
                                        Irvine, California  92614-8525
                                        Attention:   Russell Ruhnke
                                                     Vice President
                                        Telephone:  (949) 260-5704
                                        Telecopier: (949) 260-5639


BANK OF AMERICA'S                       Bank of America National Trust and LIBOR
LENDING                                 Savings Association
OFFICE:                                 CRESG Orange County
                                        5 Park Plaza, Suite 500
                                        Irvine, California  92614-8525
                                        Attention:   Toni Fishel
                                        Telephone:  (949) 260-5768
                                        Telecopier: (949) 260-5639